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 Blackbaud, Inc.

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blackbaud™

› power your passion

2017 ANNUAL MEETING OF
STOCKHOLDERS & PROXY STATEMENT

2017 Proxy Statement	1

LETTER TO STOCKHOLDERS FROM OUR BOARD OF DIRECTORS

Fellow Blackbaud Stockholders:
Blackbaud is the world's leading cloud software company powering social good. As the leader in a large and growing market, our Company offers its customers a comprehensive solution set combined with domain expertise. As stewards of the Company, we are committed to achieving long-term performance and delivering stockholder value through a strong business model and four-point strategy for growth, which is: building integrated and open solutions in the cloud; driving sales effectiveness; expanding the Company’s total addressable market into near adjacent markets through acquisitions and investments; and improving operating efficiency. With that strategy in mind, the Board of Directors is pleased with the Company’s progress over the past year.
In 2016, the Company:

•	Increased total revenue by 14.6% to $730.8 million;

•	Increased total non-GAAP organic revenue* by 9.2%, 9.8% in constant currency;

•	Grew recurring revenue to approximately 78.8% of total revenue;

•	Increased income from operations by 32.3% to $61.8 million;

•	Increased non-GAAP income from operations* by 18.2% to $144.2 million;

•	Increased cash flow from operations by 18.9% to $153.6 million;

•	Provided returns to stockholders by paying $22.8 million in dividends;

•
Further expanded certain of its pre-integrated services through the general release of SKY ReportingTM to Raiser's Edge NXT® customers, which provides new business intelligence and reporting tools aimed at seamlessly delivering valuable insights and productivity enhancing capabilities to customers;

•
Announced the general availability of SKY APITM for Raiser's Edge NXT and Financial Edge NXT® customers and partners, enabling them to customize, integrate or extend functionality of their current solutions;

•
Made investments in our sales, marketing and customer success organizations and optimized our go-to-market sales strategies by offering solutions and services tailored to the needs of customers operating within vertical markets including K-12 private schools, foundations, higher education and healthcare institutions, among others;

•	Substantially completed the installations of best-in-breed back office solutions that consolidate and standardize our business operations utilizing scalable tools and systems; and

•	Generated financial results that keep us on track to deliver against our long-term aspirational goals related to revenue growth, margin expansion and operating cash flow.

We remain committed to continuing stockholder communication and engagement to better understand your views on the Company and, in particular, our executive compensation program. In 2016, as we do every year, we reviewed our executive compensation program with our Compensation Committee’s independent compensation consultant, Compensia, Inc., and benchmarked our programs against our industry peers.
Our compensation decisions, including the continued practice of making annual grants to our executive officers of performance-based restricted stock units, reinforce our strong pay-for-performance compensation philosophy. We are committed to providing competitive, performance-based compensation opportunities to our executive officers, who collectively are responsible for making our Company successful, and are confident that our compensation programs achieve this aim.
We appreciate your investment in Blackbaud and value your input and continued support.

The Board of Directors of Blackbaud, Inc.
April 25, 2017
* See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

2	2017 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 13, 2017
4:00 p.m., Eastern Time

Blackbaud Corporate Headquarters
2000 Daniel Island Drive, Charleston, South Carolina 29492

Fellow Blackbaud Stockholders:
The 2017 Annual Meeting of Stockholders of Blackbaud, Inc. will be held on Tuesday, June 13, 2017 at 4:00 p.m., Eastern Time, at our corporate headquarters located at 2000 Daniel Island Drive, Charleston, South Carolina 29492, to take action on the following business:

1.	To elect the three Class A directors named in the Proxy Statement, each for a three-year term expiring in 2020;
2.	To hold an advisory vote to approve the 2016 compensation of our named executive officers;
3.	To hold an advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a stockholder of record of Blackbaud common stock as of the close of business on April 17, 2017, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.
You are cordially invited to attend the meeting in person; however, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.
Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.

By order of the Board of Directors

Jon W. Olson
Senior Vice President, General Counsel and Corporate Secretary
Dated:	April 25, 2017

2017 Proxy Statement	3

PROXY SUMMARY

This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. Because this is only a summary, it does not contain all of the information that you should consider, and you should read the entire proxy statement carefully prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	June 13, 2017, 4:00 p.m., Eastern Time

PLACE:	Blackbaud Corporate Headquarters, 2000 Daniel Island Drive, Charleston, South Carolina 29492. See "Directions to the 2017 Annual Meeting of Stockholders" on page 56 of this Proxy Statement.

RECORD DATE:	April 17, 2017

VOTING:
Stockholders as of the record date are entitled to vote. Each share of Blackbaud common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Even if you plan to attend the 2017 Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods (see page 52 for additional details). Make sure you have your proxy card or voting instruction form in hand and follow the instructions.

	Use the Internet	Call Toll-Free	Mail Your Proxy Card

	8	'	*
	www.proxyvote.com	1-800-690-6903	Follow the instructions on your proxy materials
ADMISSION:	Proof of share ownership and a form of personal photo identification will be required to enter the Blackbaud Annual Meeting.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board's Voting Recommendation	Voting Standard	Page Number (for more details)
No. 1	Election of three Class A directors, each for a three-year term expiring in 2020.	✓ FOR (each nominee)	Majority of votes present and entitled to vote	9
No. 2	Advisory vote to approve the 2016 compensation of our named executive officers.	✓ FOR	Majority of votes present and entitled to vote	25
No. 3	Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers.	✓ 1 YEAR	Majority of votes present and entitled to vote	26
No. 4	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	✓ FOR	Majority of votes present and entitled to vote	50

4	2017 Proxy Statement

Table of Contents	PROXY SUMMARY

MEMBERS OF OUR BOARD OF DIRECTORS	(pages 10-16)

	Age	Director Since	Class	Current Term Expires	Expiration of Term For Which Nominated	Independent	Other Public Company Boards	Committee Memberships
Name, Primary Occupation								AC	CC	NCGC	ROC
Timothy Chou, Ph.D. President of Oracle On Demand, a division of Oracle Corporation (Retired)	62	2007	A	2017	2020	Yes	None			●
George H. Ellis Managing Director of Huron Consulting Group, Inc.	68	2006	B	2018	-	Yes	1	●
Michael P. Gianoni President and CEO of Blackbaud, Inc.	56	2014	C	2019	-	No	1
David G. Golden Managing Partner of Revolution Ventures	58	2010	B	2018	-	Yes	1	●
Peter J. Kight Private Investor	61	2014	A	2017	2020	Yes	1	●			●
Andrew M. Leitch Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)	73	2004	B	2018	-	Yes	2	●	●	●	●
Sarah E. Nash Vice Chairman of JPMorgan Chase & Co. (Retired)	63	2010	C	2019	-	Yes	1		●	●
Joyce M. Nelson President and Chief Executive Officer of National Multiple Sclerosis Society (Retired)	66	2012	A	2017	2020	Yes	None		●	●
● - Committee Chair
AC - Audit Committee
CC - Compensation Committee
NCGC - Nominating and Corporate Governance Committee
ROC - Risk Oversight Committee

INFORMATION ABOUT OUR BOARD AND COMMITTEES	(pages 15-19)

	Number of Members	Independence	Number of Meetings During Fiscal Year 2016
Full Board	8	87.5%	4
Audit Committee	4	100%	13
Compensation Committee	3	100%	5
Nominating and Corporate Governance Committee	4	100%	4
Risk Oversight Committee	2	100%	4

2016 PERFORMANCE HIGHLIGHTS	(page 27)

Total Revenue	Non-GAAP Organic Revenue Growth in Constant Currency(1)	Non-GAAP Income from Operations(1)	Cash Flow From Operations	Recurring Revenue
$730.8M	9.8%	$144.2M	$153.6M	78.8%
(increased 14.6%)	(vs. 7.7% in 2015)	(increased 18.2%)	(increased 18.9%)	(vs. 76.1% in 2015)

(1)	See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

2017 Proxy Statement	5

PROXY SUMMARY	Table of Contents

GOVERNANCE HIGHLIGHTS

Governance Matter	Summary Highlights		Page Number (for more details)
Board Independence	✓	Independent Board, except CEO	15
	✓	Independent Board Chairman	14
	✓	100% Independent Committee Members	15
	✓	Regular Executive Sessions of Independent Directors	16
	✓	Committee Authority to Retain Independent Advisors	15
Director Elections	✓	Majority Voting	53
Meeting Attendance	✓	All Directors Attended At Least 75% of the Total Number of Meetings of our Board and Committees on which the Director Served in 2016	16
Evaluating and Improving Board Performance	✓	Annual Board Evaluations	17
	✓	Annual Committee Evaluations	17
Aligning Director and Stockholder Interests	✓	Director Stock Ownership Guidelines	21
	✓	Annual Director Equity Awards	20
Aligning Executive Officer and Stockholder Interests	✓	Executive Officer Stock Ownership Guidelines	39
	✓	Executive Compensation Driven by Pay-For-Performance Philosophy	28
Other	✓	Annual Stockholder Advisory ("Say-on-Pay") Vote	25
	✓	Risk Oversight Committee of the Board	19
	✓	Prohibition on Pledging and Hedging of Company Securities	29
	✓	Equity Plan Prohibits Stock Option Exchanges or Repricing Without Stockholder Approval	29

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM	(page 28)

Component	Description
Base Salary	Fixed compensation component payable in cash
Annual Cash Bonus	Variable compensation component payable based on performance against pre-established short-term performance objectives
Annual Equity Awards
Variable and long-term compensation component consisting of a combination of 1) restricted stock awards ("RSAs") or restricted stock units ("RSUs"); and 2) at least 50% performance-based restricted stock units (“PRSUs”)

“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees

6	2017 Proxy Statement

Table of Contents	PROXY SUMMARY

2016 EXECUTIVE COMPENSATION ACTIONS	(page 29)

Base Salaries

•
Pursuant to the amended and restated employment and noncompetition agreement we entered into with our President and CEO in December 2015 (the "Amended Agreement"), increased his base salary to $700,000; which resulted in a 13.3% increase from his 2015 level.

•	Increased the base salaries of our other named executive officers by 3.0% from their 2015 levels.
Annual Cash Bonuses

•	Due to solid financial performance in 2016, awarded cash bonuses that were, on average, 97% of each named executive officer's target annual cash bonus opportunity.
Long-term Incentive Compensation

•
Approved annual equity awards consisting of RSAs, RSUs and PRSUs for our named executive officers that met competitive market concerns, supported our retention objectives, and rewarded overall company performance.

•
Approved a retirement benefit as an addition to our Long-Term Incentive Plan ("LTIP"). Under the retirement benefit, eligible retirees receive a post-retirement benefit consisting of continued vesting of their qualified RSUs. To be eligible, employees need to be 60 years of age, complete a minimum of 10 years of continuous service at the time of grant, provide six months' notice of their retirement date and successfully complete a transition plan. The transition plans require the approval of our CEO.

2016 NEO COMPENSATION SUMMARY	(page 42)

Set forth below is the 2016 compensation for each of our named executive officers as determined under SEC rules. See the notes accompanying the 2016 Summary Compensation Table beginning on page 42 for more information.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michael P. Gianoni President and CEO	$679,526	$—	$4,279,804	$—	$658,436	$91,500	$5,709,266
Anthony W. Boor Executive Vice President and CFO	447,615	—	2,567,914	—	281,919	36,006	3,333,454
Kevin W. Mooney Executive Vice President and President, General Markets Business Unit	433,924	—	1,711,942	—	270,758	30,334	2,446,958
Brian E. Boruff Executive Vice President and President, Enterprise Customer Business Unit	419,241	—	1,283,957	—	265,766	20,571	1,989,535
John J. Mistretta Executive Vice President of Human Resources	310,277	—	1,112,763	—	150,323	23,917	1,597,280

2017 Proxy Statement	7

2000 DANIEL ISLAND DRIVE
CHARLESTON, SC 29492

April 25, 2017

PROXY STATEMENT

The Board of Directors of Blackbaud, Inc. (the "Board" or "Board of Directors") is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2017 Annual Meeting of Stockholders of Blackbaud, Inc. The meeting will be held on Tuesday, June 13, 2017 at 4:00 p.m. Eastern Time, at Blackbaud's corporate headquarters located at 2000 Daniel Island Drive, Charleston, South Carolina 29492. The proxies also may be voted at any adjournments or postponements of the meeting.
We are first furnishing the proxy materials including the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2016 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them via the Internet on April 25, 2017. All properly completed proxies submitted by Internet or telephone and properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record and beneficial owners of common stock of the Company as of the close of business on the record date, April 17, 2017, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record and beneficial owner on the record date is entitled to one vote for each share of common stock held. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2017.
The Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report to Stockholders, including financial statements are available at www.proxyvote.com

8	2017 Proxy Statement

GOVERNANCE
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors consists of eight members and is divided into three classes, the members of which each serve for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Each of our existing Class A directors, Timothy Chou, Peter J. Kight and Joyce M. Nelson, have been nominated to fill a three-year term expiring in 2020. The two other classes of directors, who were elected or appointed for terms expiring at the annual meetings in 2018 and 2019, respectively, will remain in office.
If you are a stockholder of record, unless you mark your Proxy Card otherwise, the proxy holders will vote the proxies received by them for the three Class A nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.
If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the three Class A director nominees.

The voting requirements for this Proposal 1 are described above and under "Additional Information" on page 52 of this Proxy Statement.

Director Qualifications
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole in light of the Company's current business. The Board believes the areas of director expertise that contribute to a well-functioning Board to effectively oversee the Company's strategy and management include:

2017 Proxy Statement	9

GOVERNANCE	Table of Contents

Biographies of Our Director Nominees
The biographies of our directors as of April 17, 2017 are set forth below. There are no family relationships among our directors, director nominees or executive officers. The business address for each of our directors, director nominees and executive officers for matters regarding Blackbaud is 2000 Daniel Island Drive, Charleston, South Carolina 29492.

TIMOTHY CHOU, Ph.D.	Age	62	Director since June 2007

President of Oracle On Demand, a division of Oracle Corporation (Retired)

INDEPENDENT DIRECTOR Class A			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2017		✓	Business Operations
Blackbaud Board Committees Nominating and Corporate Governance			✓	Technology and Software Industries
			✓	Business Development and Corporate Transactions
Other Public Boards None			✓	Corporate Governance
Biography
Dr. Chou joined the Board of Directors in June 2007. From November 1999 until his retirement from full-time employment in January 2005, Dr. Chou served as President of Oracle On Demand, a division of Oracle Corporation, a provider of enterprise software and computer hardware products and services. Prior to that, Dr. Chou served as Chief Operating Officer of Reasoning, Inc., an information technology services firm, and as Vice President, Server Products, of Oracle Corporation. Dr. Chou is the author of “The End of Software” and is a lecturer at Stanford University. Dr. Chou holds a BS in Electrical Engineering from North Carolina State University and MS and PhD degrees in Electrical Engineering from the University of Illinois Urbana-Champaign.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Dr. Chou’s knowledge and experience in the software-as-a-service and cloud computing industry, corporate governance as well as his senior leadership roles and operational experience in large organizations in the information technology industry led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

PETER J. KIGHT	Age	61	Director since December 2014

Private Investor

INDEPENDENT DIRECTOR Class A			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2017		✓	Leadership - Former CEO
Blackbaud Board Committees Risk Oversight (Chair), Audit			✓	Business Development and Corporate Transactions
Other Public Boards Huntington Bancshares Incorporated			✓	Business Operations
			✓	Corporate Governance
			✓	Public Company Board Service
Biography
Mr. Kight joined the Board of Directors in December 2014. He has been self-employed as a private investor since April 2015. Mr. Kight served as a senior advisor at Comvest Partners, a private investment firm providing equity and debt capital to middle market companies across the United States, from January 2010 to April 2015. He served as Co-Chairman and Managing Partner of Comvest Advisors, LLC, from January 2010 to April 2013. From December 2007 to March 2010, Mr. Kight served as Vice Chairman of Fiserv and as director from December 2007 to May 2012 following Fiserv's acquisition of CheckFree Corporation, a leading provider of electronic commerce services and products. Mr. Kight founded CheckFree Corporation in 1981 and served as its Chairman and Chief Executive Officer until December 2007. Mr. Kight has served on the board of directors of Huntington Bancshares Incorporated, a multi-state diversified regional bank holding company, since June 2012. Mr. Kight served on the boards of directors of Akamai Technologies, Inc., a publicly traded company that distributes computing

10	2017 Proxy Statement

Table of Contents	GOVERNANCE

solutions and services, from March 2004 to July 2012, and Manhattan Associates, Inc., a publicly traded company that provides supply chain planning and execution solutions, from October 2007 to July 2011.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Kight’s leadership experience at various other public companies, including strategic planning and operational experience, as well as valuable insight on public company governance practices, and his knowledge of the payment services industry, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

JOYCE M. NELSON	Age	66	Director since September 2012

President and Chief Executive Officer of National Multiple Sclerosis Society (Retired)

INDEPENDENT DIRECTOR Class A			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2017		✓	Leadership - Former CEO
Blackbaud Board Committees Compensation, Nominating and Corporate Governance			✓	Nonprofit Industry
			✓	Business Operations
Other Public Boards None			✓	Corporate Governance
Biography
Ms. Nelson joined the Board of Directors in September 2012. From October 2011 to her retirement from full-time employment in September 2012, Ms. Nelson served as a special consultant to the in-coming President and Chief Executive Officer of the National Multiple Sclerosis Society (“NMSS”), a nonprofit organization focused on multiple sclerosis. From November 2004 to October 2011, Ms. Nelson served as President and Chief Executive Officer of NMSS. From December 1991 to November 2004, she led NMSS's national field services and fundraising departments. From June 1985 to December 1991, she led the Mid America (Greater Kansas City) chapter of NMSS. From September 1983 to June 1985, she oversaw fundraising activities for the Northern California Chapter of NMSS. Ms. Nelson was on the board of directors of NMSS from November 2004 to November 2011 and the Multiple Sclerosis International Federation from November 2004 to November 2011, as well as the advisory board to the North Park University School of Nonprofit Management from September 2006 to June 2010. In 2016, Ms. Nelson was elected to the board of the National Endowment for Financial Education where she serves on the Nominating/Governance and Grants committees. Ms. Nelson holds a BA in English from North Park University, where she was named Distinguished Alum and awarded an honorary doctorate in 2012.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nelson’s leadership experience at a large nonprofit organization, including her knowledge and extensive operational experience in the nonprofit industry as well has her experience in corporate governance led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

Biographies of Our Directors Not Up For Re-election At This Meeting

GEORGE H. ELLIS	Age	68	Director since March 2006

Managing Director of Huron Consulting Group, Inc.

INDEPENDENT DIRECTOR Class B			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2018		✓	Leadership - Former CEO
Blackbaud Board Committees Audit (Chair)			✓	Accounting and Finance
Other Public Boards Liquidity Services, Inc.			✓	Nonprofit Industry
			✓	Technology and Software Industries
			✓	Public Company Board Service

2017 Proxy Statement	11

GOVERNANCE	Table of Contents

Biography
Mr. Ellis joined the Board of Directors in March 2006. Mr. Ellis is a Managing Director of Huron Consulting Group, Inc., a NASDAQ traded consulting and services company. Mr. Ellis joined Huron in February, 2015 in connection with Huron's acquisition of The Studer Group L.L.C. Mr. Ellis served as the Chief Financial Officer of The Studer Group L.L.C., a private company in the health care industry, since September 2011. Prior to that, from July 2006 to August 2011, Mr. Ellis was Chief Financial Officer of Global 360, Inc., now OpenText Corporation, a private company offering business process management services. Since April 2010, Mr. Ellis has served on the board of Liquidity Services, Inc., currently as Chairman of its audit committee. He has also served in several capacities at Softbrands, Inc., as a member of its board of directors from October 2001 to August 2009, serving as Chairman from October 2001 to June 2006, and Chief Executive Officer from October 2001 to January 2006. Mr. Ellis was the Chairman and Chief Executive Officer of AremisSoft Corporation from October 2001 to confirmation of its plan of reorganization under Chapter 11 of the Federal Bankruptcy Code in August 2002. Mr. Ellis, who served as a director of AremisSoft from April 1999 until February 2001, accepted the position at AremisSoft to assist in the reorganization. Mr. Ellis served on the board of directors of PeopleSupport, Inc. from October 2004 to October 2008. Mr. Ellis served as the Chief Operating Officer of the Community Foundation of Texas from August 1999 to July 2001. Mr. Ellis has served on the board of directors and advisory boards of several nonprofit companies in the Dallas area. Mr. Ellis is a licensed CPA and an attorney in the State of Texas. Mr. Ellis is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors and supplements his skill set through ongoing engagement with the director community and access to leading practices. Mr. Ellis holds a BS in accounting from Texas Tech University and a JD from Southern Methodist University.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Ellis’ knowledge and experience in leading large organizations in the information technology industry and his experience with financial, auditing and legal matters, as well as with nonprofit companies, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

MICHAEL P. GIANONI	Age	56	Director since January 2014

President and Chief Executive Officer of Blackbaud, Inc.

NON-INDEPENDENT DIRECTOR Class C			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2019		✓	Leadership - Current CEO
Blackbaud Board Committees None			✓	Business Operations
Other Public Boards Teradata Corporation			✓	Technology and Software Industries
			✓	Nonprofit Industry
			✓	Public Company Board Service
Biography
Mr. Gianoni joined us as President, Chief Executive Officer and a member of the Board of Directors in January 2014. Prior to joining us, he served as Executive Vice President and Group President, Financial Institutions at Fiserv, Inc., a global technology provider serving the financial services industry, from January 2010 to December 2013. He joined Fiserv as President of its Investment Services division in December 2007. Mr. Gianoni was Executive Vice President and General Manager of CheckFree Investment Services, which provided investment management solutions to financial services organizations, from June 2006 until December 2007 when Fiserv acquired CheckFree. From May 1994 to November 2005, he served as Senior Vice President of DST Systems Inc., a global provider of technology-based service solutions. Mr. Gianoni is a member of the board of directors of Teradata Corporation, a publicly traded global big data analytics and marketing applications company. Mr. Gianoni has served on several nonprofit boards across several segments, including relief organizations, hospitals, and higher education. He currently is a board member of the International African American Museum. He holds an AS in electrical engineering from Waterbury State Technical College, a BS with a business concentration from Charter Oak State College and an MBA and honorary Doctorate from the University of New Haven.

12	2017 Proxy Statement

Table of Contents	GOVERNANCE

Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Gianoni's unique knowledge and experience in the technology industry and his experience with nonprofit organizations, as well as his leadership as our President and CEO since January 2014, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

DAVID G. GOLDEN	Age	58	Director since July 2010

Managing Partner of Revolution Ventures

INDEPENDENT DIRECTOR Class B			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2018		✓	Accounting and Finance
Blackbaud Board Committees Audit			✓	Business Development and Corporate Transactions
Other Public Boards Barnes & Noble Education, Inc.			✓	Legal and Compliance
			✓	Corporate Governance
			✓	Public Company Board Service
Biography
Mr. Golden joined the Board of Directors in July 2010. Mr. Golden has been a Managing Partner at Revolution Ventures, an early-stage venture affiliate of Revolution LLC, since January 2013. Mr. Golden was a Partner, Executive Vice President and Strategic Advisor at Revolution LLC, a private investment company, from March 2006 until December 2011. Prior to that Mr. Golden spent 18 years, including five years as Vice Chairman, with JPMorgan Chase & Co. (and predecessor companies), a financial services firm. Mr. Golden also served as Executive Chairman at Code Advisors, a private merchant bank, from its founding in 2010 through 2012. Mr. Golden currently serves on the board of directors of Barnes & Noble Education, Inc., and several private companies. Mr. Golden served on the board of Everyday Health, Inc., from February 2009 to December 2016. Mr. Golden serves on the advisory boards of several private investment companies. Mr. Golden holds an AB in Government from Harvard College and a JD from Harvard Law School, where he was an editor of The Harvard Law Review.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Golden’s knowledge and experience in capital markets, strategic transactions, corporate governance, as well as financial and legal matters, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

ANDREW M. LEITCH	Age	73	Director since February 2004

Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)

INDEPENDENT DIRECTOR Class B			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2018		✓	Leadership - Current Chairman
Blackbaud Board Committees Nominating and Corporate Governance (Chair), Audit, Compensation, Risk Oversight			✓	Accounting and Finance
			✓	Corporate Governance
Other Public Boards STR Holdings, Inc, Taxus Cardium Pharmaceuticals Group Inc.			✓	Public Company Board Service
Biography
Mr. Leitch joined the Board of Directors in February 2004 and has served as our Chairman since July 2009. Mr. Leitch was with Deloitte & Touche LLP, an accounting firm, for over 27 years, last serving as the Vice Chairman of the Management Committee, Hong Kong from September 1997 to March 2000. Mr. Leitch has served on the boards of directors of the following public companies: STR Holdings, Inc. since November 2009; Taxus Cardium Pharmaceuticals Group Inc. since August 2007; and L & L Energy, Inc. from February 2011 to August 2011. Mr. Leitch also serves as director of other private companies. He is a CPA in the State of New York and a Chartered Accountant in Ontario, Canada.

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Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Leitch’s experience in auditing and accounting, corporate governance, board service on various other public companies as well as his leadership as our Board Chairman since July 2009, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

SARAH E. NASH	Age	63	Director since July 2010

Vice Chairman of JPMorgan Chase & Co. (Retired)

INDEPENDENT DIRECTOR Class C			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2019		✓	Business Development and Corporate Transactions
Blackbaud Board Committees Compensation (Chair), Nominating and Corporate Governance			✓	Finance
			✓	Corporate Governance
Other Public Boards Knoll, Inc.			✓	Nonprofit Industry
			✓	Public Company Board Service
Biography
Ms. Nash joined the Board of Directors in July 2010. Ms. Nash currently serves on the boards of directors of Knoll, Inc. as well as private companies Novagard Solutions, Inc., HBD Industries, Inc. and Irving Oil Ltd. She also served on the board of directors of Merrimack Pharmaceuticals, Inc. from May 2006 until December 2014. Ms. Nash is trustee of the New York-Presbyterian Hospital, and Chair of the International Friends Advisory Board of the Montreal Museum of Fine Arts. She is also a member of the Business Leadership Council of City University of New York and the National Board of the Smithsonian Institution. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as Vice Chairman in July 2005. Ms. Nash holds a BA in political science from Vassar College.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nash’s knowledge and experience in capital markets, strategic transactions, corporate governance and nonprofit organizations led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors currently comprises eight members, namely Chairman Andrew M. Leitch, Timothy Chou, Ph.D., George H. Ellis, David G. Golden, Michael P. Gianoni, Peter J. Kight, Sarah E. Nash and Joyce M. Nelson.
We have historically separated the position of Chairman, currently independent director Andrew M. Leitch, and that of Chief Executive Officer (“CEO”), currently Michael P. Gianoni. While the Board of Directors believes the separation of these positions has served our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and CEO. We believe our leadership structure is appropriate given the size of our Company in terms of number of employees. Mr. Leitch’s experience on boards of directors and management skills led to the conclusion of our Nominating and Corporate Governance Committee, and that of our full Board, that he is well qualified to serve as Chairman.

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Independence of Directors
The Board of Directors has adopted categorical standards or guidelines to assist it in making independence determinations with respect to each director. These standards are published in Section 1 of our Corporate Governance Guidelines and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com. Each of our directors and executive officers completes an annual questionnaire to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Blackbaud. Based on its review of a summary of the answers to the questionnaires, the Board has determined that the following seven directors are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Dr. Chou; Mr. Ellis; Mr. Golden; Mr. Kight; Mr. Leitch; Ms. Nash; and Ms. Nelson. As part of such determination of independence, the Board has affirmatively determined that none of these directors has a relationship with us that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. Mr. Gianoni, our President and CEO, is the only member of management serving as a director.
Each Board committee is composed entirely of independent directors in accordance with Rule 5605(a)(2) of the NASDAQ Marketplace Rules, the Sarbanes-Oxley Act and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable. The Board and each committee have the authority to obtain, at our expense, the advice and assistance from independent advisors, experts and others as they may deem necessary, and to the extent they engage any such advisors they consider the independence of such advisors and any conflict of interest that may exist.
Furthermore, our Compensation Committee consists entirely of independent directors in accordance with NASDAQ Marketplace Rule 5605(d)(2)(A). The Board has also determined that each member of the Compensation Committee qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code, and each member qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act.

Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The Board of Directors adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows, including, but not limited to, Board and Committee composition and selection, director responsibilities, director access to executive officers and employees, and CEO performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

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Code of Business Conduct and Ethics and Code of Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The Board has also adopted a separate Code of Ethics for our CEO and all senior financial officers, including our Chief Financial Officer (“CFO”), who is our principal accounting officer, our Corporate Controller, or persons performing similar functions. We will provide copies of our Code of Business Conduct and Ethics and Code of Ethics without charge upon request. To obtain a copy of our Code of Business Conduct and Ethics or Code of Ethics, please send your written request to Blackbaud, Inc., 2000 Daniel Island Drive, Charleston, South Carolina 29492, Attn: General Counsel. Our Code of Business Conduct and Ethics and Code of Ethics are also available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Communication with the Board of Directors
Stockholders who wish to communicate with members of the Board of Directors, including the directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of correspondence.

Information Regarding Meetings of the Board and Committees
During 2016, the Board of Directors held four meetings. Each of our current directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during 2016.
The Board has established four standing committees. The following table provides membership and meeting information for each of the committees during 2016.

Name	Audit Committee		Compensation Committee	Nominating and Corporate Governance Committee	Risk Oversight Committee
Timothy Chou, Ph.D.(1)			●	●
George H. Ellis	●	†
Michael P. Gianoni
David G. Golden	●
Peter J. Kight	●				●
Andrew M. Leitch(2)	●	†		●	●
Sarah E. Nash			●	●
Joyce M. Nelson			●	●
2016 Meetings	13		5	4	4
● - Committee Chair
† - Audit Committee Financial Expert

(1)	Mr. Chou served on the Compensation Committee through February 2017.

(2)	Mr. Leitch joined the Compensation Committee in February 2017.

Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we strongly encourage all directors to attend. All directors attended our 2016 Annual Meeting of Stockholders.
In addition to the meetings held by the above-referenced committees, the independent non-employee members of the Board of Directors regularly meet in executive session without our CEO or any executive officers present. One purpose of these executive sessions is to evaluate the performance of management.
Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

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AUDIT COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee assists the Board in its oversight of:
		•	the integrity of our financial statements;
George H. Ellis (Chair)† Andrew M. Leitch† David G. Golden Peter J. Kight		•	the performance of our internal audit function;
		•	the qualifications, independence and performance of our independent registered public accounting firm, for whose appointment the Committee bears primary responsibility;
		•	the review of our annual audited financial statements and quarterly financial statements;
2016 Meetings:	13	•	the review of our capital management;
† Audit Committee Financial Expert		•	the review of our public disclosures related to earnings, guidance and other matters as appropriate; and
		•	the review of our compliance with certain financial, regulatory and legal requirements.
See “Audit Committee Report” on page 50 of this Proxy Statement.

COMPENSATION COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee:
		•	reviews and approves all compensation decisions relating to our executive officers, including approving the compensation decisions for the CEO;
Sarah E. Nash (Chair) Joyce M. Nelson Andrew M. Leitch		•	annually reviews and approves the compensation of our non-employee members of the Board of Directors;
		•	periodically reviews and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
2016 Meetings:	5	•	periodically reviews and makes recommendations to the Board of Directors with respect to stock ownership guidelines for the Company's executive officers and non-employee directors;
		•	administering and amending the Company's various incentive compensation and other similar plans; and
		•	reviews and assesses on a periodic basis the Company's compliance with laws and regulations relating to compensation and employee benefits, and other human resource matters.

Compensation Decisions
In evaluating incentive and other compensation and equity-based plans, the Compensation Committee considers the results of the most recent non-binding stockholder advisory Say-on-Pay vote. As part of its review, the Compensation Committee also considers compensation data with respect to the executive officers' counterparts at the companies in our compensation peer group and the recommendations of the CEO regarding compensation for those executive officers reporting directly to him as well as other officers. See “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee has responsibility for:
		•	identifying individuals qualified to become Board members;
Andrew M. Leitch (Chair) Timothy Chou, Ph.D. Sarah E. Nash Joyce M. Nelson		•	recommending to the Board director nominees for the next annual meeting of stockholders;
		•	reviewing the qualifications and independence of the members of the Board and its various committees;
•
recommending to the Board the Corporate Governance Guidelines and reviewing such Guidelines on a regular basis to ensure compliance with sound corporate governance practices and legal, regulatory and NASDAQ requirements;

2016 Meetings:	4	•	leading the Board and its committees in their annual self-evaluation process; and
		•	reviewing our Company’s governance scores and ratings from third parties.

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Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills and independence. While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity to be an additional desirable characteristic in potential nominees. This commitment to diversity is part of our Corporate Governance Guidelines, which are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Director Tenure
The Nominating and Corporate Governance Committee generally practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current board’s skills and experience.

We believe that a variety of tenures on our Board helps to provide an effective mix of deep experience and fresh perspective to our boardroom. The average tenure of Blackbaud directors is 7.3 years.

Board Diversity
The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important because the Board believes that a variety of points of view contributes to a more effective decision-making process.

The current composition of our Board reflects the importance of diversity to the Board as approximately 38% of our directors are women or minority individuals.

Our Bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director, whether by inclusion of such business in our proxy materials or otherwise, must deliver written notice of the nomination by registered mail, return receipt requested, to the Corporate Secretary at our principal executive offices not more than 75 and not less than 45 days before the meeting at which directors are to be elected. Any such notice must set forth the following: (a) the name, age, business address, residence and ownership of our stock of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) any material interest in the director nomination of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate; (c) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (d) as to the stockholder giving notice and Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director. Our Bylaws define “Stockholder Associated Person” as (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder; and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

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The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

RISK OVERSIGHT COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee assists the Board in its oversight of:
		•	the Company's risk management, compliance and control activities;
Peter J. Kight (Chair) Andrew M. Leitch		•
the Company's cybersecurity risks, including the Company's cyber risk management practices, adequacy of insurance, adequacy of an incident response plan and the Company's ability to respond to a cyber breach;

2016 Meetings:	4	•	the Company's systems of operational controls regarding certain legal and regulatory compliance; and
		•	the compliance with certain legal and regulatory requirements applicable to the Company.

While our Company’s senior management is responsible for management of risk, the Board and its committees play a significant role in overseeing this function. Each of the committees oversees risks associated with its respective area of responsibility. In particular, the Audit Committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. The Risk Oversight Committee oversees risks related to information technology security, in addition to the risk oversight described above. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.

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DIRECTOR COMPENSATION
The general policy of the Board of Directors is that the compensation for our non-employee directors should be a mix of cash and equity-based compensation. The Board periodically reviews our director compensation program and practices, generally once every other year, and makes changes as it deems appropriate. The current director compensation program and practices were adopted in December 2015.
For 2016, annual compensation for our non-employee directors consisted of the following components:

Component	Amount and Description	Maximum Number of Meetings (if applicable)
Annual Cash Retainer(1)	$50,000 (unless non-employee director elects to receive RSAs in lieu of a portion or all of his or her annual cash retainer)	8
Annual Equity Awards
Approximately $235,000 in RSAs that vest in full on the first anniversary of the date of grant or, if earlier, immediately prior to the following annual election of directors of our Company, provided that the director is still serving as a member of the Board of Directors at that time. Recipients of RSAs have the right to vote such shares and receive dividends

Board Chair Fee(1)	$50,000
Committee Chair Fees(1)	$30,000 for the Audit Committee $20,000 for the Compensation Committee $15,000 for the Nominating and Corporate Governance Committee $20,000 for the Risk Oversight Committee	12 8 4 4
Committee Member Fees(1)	$15,000 for the Audit Committee $10,000 for the Compensation Committee $10,000 for the Nominating and Corporate Governance Committee $10,000 for the Risk Oversight Committee	12 8 4 4
Meeting Fees
All non-employee chairs and members of the Board and committees receive $1,000 for each meeting they attend in person or by telephone above the specified maximum number of meetings for the Board and committees on which they serve

(1)	The annual cash retainer and other fees are paid on a quarterly basis.

2016 Director Compensation Table
The following table sets forth the total compensation paid to each of our non-employee directors in 2016.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(4) ($)	All Other Compensation(3) ($)	Total ($)
Timothy Chou, Ph.D.	$70,000	$231,117	$1,499	$302,616
George H. Ellis	80,000	231,117	1,499	312,616
David G. Golden	65,000	231,117	1,499	297,616
Peter J. Kight	85,862	231,117	1,499	318,478
Andrew M. Leitch	140,862	231,117	1,499	373,478
Sarah E. Nash	80,400	231,117	1,499	313,016
Joyce M. Nelson	70,000	231,117	1,499	302,616

(1)
Messrs. Leitch and Kight elected to receive RSAs in lieu of their entire annual cash retainer. Accordingly, on January 7, 2016, April 1, 2016, July 1, 2016, and October 3, 2016, Messrs. Leitch and Kight each received 195, 212, 196 and 188 RSAs, respectively, with an aggregate grant date fair value of $50,862, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Ms. Nash elected to receive RSAs in lieu of one-half of her annual cash retainer. Accordingly, on January 7, 2016, April 1, 2016, July 1, 2016, and October 3, 2016, Ms. Nash received 97, 106, 98 and 94 RSAs, respectively, with an aggregate grant date fair value of $25,400, computed in accordance with FASB ASC Topic 718.

(2)
On August 4, 2016, we granted each of our non-employee directors then serving 3,449 RSAs with an aggregate grant date fair value of $231,117, computed in accordance with FASB ASC Topic 718. No options to purchase shares of our common stock or SAR awards for shares of our common stock were granted to our non-employee directors in 2016.

(3)	The amounts reported consist of dividends paid in 2016 on shares of our common stock subject to unvested RSAs granted as equity compensation.

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(4)	The following table shows the aggregate number of RSAs held by our non-employee directors as of December 31, 2016 that were received as compensation.

Name	Number of RSAs(A)
Dr. Chou	25,430
Mr. Ellis	11,109
Mr. Golden	27,646
Mr. Kight	8,050
Mr. Leitch	30,503
Ms. Nash	21,776
Ms. Nelson	14,254

A.
Pursuant to our director compensation program, we make annual grants of RSAs to our non-employee directors that vest in full on the first anniversary of the date of grant or, if earlier, immediately prior to the following annual election of directors of our Company, provided that the director is still serving as a member of the Board at that time.

Director Stock Ownership Guidelines
Under our Non-Employee Directors’ Stock Ownership Guidelines, it is expected that our non-employee directors will accumulate, through their receipt of equity compensation, not later than three years after first receiving his or her first annual RSA, $100,000 of our common stock. Once a non-employee director has been a director for five consecutive years, he or she is expected to accumulate, through his or her receipt of equity compensation, $200,000 of our common stock. Additionally, non-employee directors should not dispose of any vested RSAs granted to such director until reaching the ownership targets, unless the disposition is to satisfy tax obligations resulting from the lapse of restrictions. Each of our non-employee directors has satisfied the Non-Employee Directors' Stock Ownership Guidelines.
The table set forth below shows the ownership levels of our non-employee directors as of December 31, 2016:

Name	Stock Ownership Requirement	Number of Shares or RSAs Owned(1)	Value of Shares or RSAs Owned(2)	Ownership as a Multiple of Requirement(2)
Dr. Chou	$200,000	25,430	$1,627,520	8.1x
Mr. Ellis	200,000	11,109	710,976	3.6x
Mr. Golden	200,000	27,646	1,769,344	8.8x
Mr. Kight(3)	—	78,194	5,004,416	—
Mr. Leitch	200,000	32,003	2,048,192	10.2x
Ms. Nash	200,000	21,776	1,393,664	7.0x
Ms. Nelson(4)	100,000	14,254	912,256	9.1x

(1)	Includes vested and unvested shares of our common stock subject to RSAs beneficially owned.

(2)	Based on $64.00 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of that fiscal year.

(3)
Since Mr. Kight had been a director of the Company for less than three years as of December 31, 2016, he was not required to meet an ownership target. However, as of December 31, 2016, Mr. Kight achieved 50.0x the three-year requirement.

(4)	Ms. Nelson joined our Board of Directors on September 18, 2012.

Continuing Director Education
Our non-employee directors are encouraged to attend director education seminars that are designed to develop skills and strategies for effective service on the Board. As such, it is our policy to reimburse our non-employee directors for the reasonable and direct costs, including transportation and lodging, of attending such educational seminars. These reimbursement costs are not included in the “2016 Director Compensation Table” above.

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TRANSACTIONS WITH RELATED PERSONS
The written charter of our Audit Committee authorizes and the NASDAQ Marketplace Rules require our Audit Committee to review and approve related party transactions. In reviewing related party transactions, our Audit Committee applies the basic standard that transactions with related persons should be made on terms no less favorable to us than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between us and our executive officers, directors, principal stockholders and their affiliates must be approved by our Audit Committee or a majority of the disinterested directors, and must continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties. Since January 1, 2016, we had no transactions in which we were a participant where the amount involved exceeded $120,000 and one or more of our executive officers, directors, principal stockholders or their affiliates had a direct or indirect material interest.

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STOCK OWNERSHIP
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Five Percent Beneficial Owners of Company Stock

Set forth in the table below is information about the number of shares held by holders we know to be the beneficial owners of more than 5% of our issued and outstanding common stock as of April 17, 2017.

Name and Address	Total Shares Beneficially Owned	Percentage Beneficially Owned(1)
BlackRock, Inc.(2)	5,332,768	11.10%
55 East 52nd Street
New York, New York 10055
Brown Capital Management, LLC(3)	5,233,597	10.89%
1201 North Calvert Street
Baltimore, Maryland 21202
Eaton Vance Management(4)	4,826,698	10.05%
2 International Place
Boston, Massachusetts 02110
Janus Capital Management LLC(5)	4,046,347	8.42%
151 Detroit Street
Denver, Colorado 80206
The Vanguard Group, Inc.(6)	4,033,514	8.40%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Wellington Management Group LLP(7)	2,407,333	5.01%
280 Congress Street
Boston, Massachusetts 02210

(1)	The ownership percentages set forth in this column are based on the assumption that each of the stockholders continued to own the number of shares reflected in the table above on April 17, 2017.

(2)
Based on information contained in Schedule 13G/A filed with the SEC on January 12, 2017, by BlackRock, Inc. BlackRock reported that it had sole voting power over 5,193,338 shares and sole dispositive power over 5,332,768 shares.

(3)
Based on information contained in Schedule 13G/A filed with the SEC on February 9, 2017, by Brown Capital Management, LLC. Brown reported that it had sole voting power over 3,148,803 shares and sole dispositive power over 5,233,597 shares. Included in those shares are 2,696,297 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC.

(4)	Based on information contained in Schedule 13G/A filed with the SEC on February 15, 2017, by Eaton Vance Management. Eaton reported that it had sole voting and dispositive power over 4,826,698 shares.

(5)
Based on information contained in Schedule 13G/A filed with the SEC on February 13, 2017, by Janus Capital Management, LLC. Janus reported that it had sole voting and dispositive power over 4,046,347 shares due to its ownership of INTECH Investment Management and Perkins Investment Management LLC. Janus provides investment advice to Janus Triton Fund, which had sole voting and dispositive power over 2,732,416 shares.

(6)
Based on information contained in Schedule 13G/A filed with the SEC on February 10, 2017, by The Vanguard Group, Inc. Vanguard reported that it had sole voting power over 94,042 shares, shared voting power over 5,616 shares, sole dispositive power over 3,936,393 shares and shared dispositive power over 97,121 shares.

(7)
Based on information contained in Schedule 13G filed with the SEC on February 9, 2017, by Wellington Management Group LLP. Wellington reported that it had shared voting power over 2,118,111 shares and shared dispositive power over 2,407,333 shares due to its ownership of Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP.

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Executive Officers and Directors

The following table sets forth information regarding beneficial ownership of our common stock by each individual named in the 2016 Summary Compensation Table on page 42, each director, and our current executive officers and directors as a group, all as of April 17, 2017. Unless otherwise noted, voting power and investment power in common stock are exercisable solely by the named person. The address for each executive officer and director is c/o Blackbaud, Inc., 2000 Daniel Island Drive, Charleston, South Carolina 29492.

Name	Shares Owned	Shares Under Exercisable SARs(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
Anthony W. Boor	107,250	45,741	152,991	*
Brian E. Boruff	44,164	—	44,164	*
Timothy Chou, Ph.D.	21,899	—	21,899	*
George H. Ellis	11,109	—	11,109	*
Michael P. Gianoni	262,921	—	262,921	*
David G. Golden	27,646	—	27,646	*
Peter J. Kight	78,556	—	78,556	*
Andrew M. Leitch	32,365	—	32,365	*
John J. Mistretta	77,778	103,391	181,169	*
Kevin W. Mooney	91,070	52,784	143,854	*
Sarah E. Nash	21,477	—	21,477	*
Joyce M. Nelson	13,254	—	13,254	*
All current executive officers and directors as a group (13 persons)	824,752	232,009	1,056,761	2.19%

(1)	Includes only SARs exercisable within 60 days of April 17, 2017.

*	Less than one percent.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and any person or entity who owns more than 10% of a registered class of our common stock to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) reports on behalf of our executive officers and directors based on the information provided by them. Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during fiscal year 2016, all our executive officers, directors and, to our knowledge, 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of Messrs. Leitch, Kight and Ms. Nash, who filed Forms 4 on January 21, 2016 reporting grants of vested restricted stock awards on July 1, 2015; Mr. Olson, who filed a Form 4 on February 18, 2016 reporting the vesting of performance based restricted stock units on February 14, 2016; Messrs. Kight, Leitch and Ms. Nash, who filed Forms 4 on July 7, 2016 reporting grants of vested restricted stock awards on July 1, 2016; Messrs. Chou, Ellis, Golden, Kight, Leitch and Ms. Nash and Ms. Nelson, who filed Forms 4 on August 11, 2016 reporting grants of restricted stock awards on August 4, 2016; and Ms. Nash, who filed a Form 4 on September 1, 2016 reporting a disposition of common stock on August 26, 2016.

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EXECUTIVE COMPENSATION
PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In deciding how to vote on Proposal 2, the Board urges you to specifically consider our executive compensation philosophy, policies and practices, all of which are summarized below and more fully described under “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement.

Background

The Board recognizes the interest our stockholders have expressed in how we compensate our named executive officers. At the 2011 Meeting of Stockholders, in accordance with the Board’s recommendation, our stockholders endorsed holding an annual, non-binding stockholder advisory (“Say-on-Pay”) vote on the compensation of the named executive officers. As part of its commitment to our stockholders, the Board is submitting a Say-on-Pay proposal for stockholder consideration again this year. Each Say-on-Pay vote is being provided as required pursuant to Section 14A of the Securities Exchange Act. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy, policies and practices as they relate to the named executive officers. While your vote is advisory and will not be binding on the Board, the Compensation Committee, or us, we strive to align our executive compensation program with the interests of our long-term stockholders. As they do every year, the Board and the Compensation Committee will take into account the outcome of this year’s Say-on-Pay vote when considering future compensation actions and decisions.

Say-on-Pay Proposal

The Board believes that our executive compensation is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders. Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures).”

Effect of Say-on-Pay Vote

As indicated above, the vote on Proposal 2 is advisory and will not be binding on the Board, the Compensation Committee, or us. However, because the Board values your opinions as expressed through votes and other communications with us, it and our Compensation Committee will carefully review the 2017 Say-on-Pay voting results in an effort to better understand any issues or concerns you may have with our executive compensation. Stockholders who want to communicate with the Board on executive compensation or other matters should refer to “Communication with the Board of Directors” on page 16 of this Proxy Statement for additional information.

✓	The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR the 2016 compensation of our named executive officers.

The voting requirements for this Proposal 2 are described under "Additional Information" on page 52 of this Proxy Statement.

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PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In addition to the advisory vote to approve the compensation of our named executive officers, we are also presenting the following proposal, which gives stockholders the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should hold future advisory votes on the compensation of our named executive officers. The "say-on-frequency" vote is being provided as required by Section 14A of the Securities Exchange Act. Through voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our named executive officers every year, every two years or every three years.
Since 2011, we have held our advisory vote on named executive officer compensation annually, consistent with the views of our stockholders expressed at that time. The Board recommends that the advisory vote on named executive officer compensation continue to be held every year so that stockholders may continue to provide timely, direct input on our executive compensation program. The Board believes that an annual vote is consistent with the company's efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.
Although the frequency vote is non-binding, the Compensation Committee and the Board will carefully review the results of the vote and take stockholders' views into account in determining the frequency of future advisory votes on the compensation of our named executive officers. The next say-on-frequency vote is expected to be held at the 2023 Annual Meeting of Stockholders.

✓
The Board of Directors unanimously recommends that stockholders vote in favor of 1 YEAR on the proposal concerning the frequency of holding future advisory votes on named executive officer compensation.

The voting requirements for this Proposal 3 are described under "Additional Information" on page 52 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation program, as well as the philosophy underlying this program and our related policies and practices. It focuses on the compensation of our named executive officers ("NEO" or "NEOs") for 2016, who were:

Name	Title
Michael P. Gianoni	President and Chief Executive Officer
Anthony W. Boor	Executive Vice President and Chief Financial Officer
Kevin W. Mooney	Executive Vice President and President, General Markets Business Unit (“GMBU”)
Brian E. Boruff	Executive Vice President and President, Enterprise Customer Business Unit (“ECBU”)
John J. Mistretta	Executive Vice President of Human Resources

Executive Summary

Our executive compensation program is designed to reward our executive management for effectively building stockholder value.
2016 Business Highlights
We are the world's leading cloud software company powering social good. We combine software, services, data intelligence and expertise to help nonprofits, foundations, education institutions, corporations and individual change agents advance their missions. We believe that through the strength of our business model and executive leadership team, we delivered on our strategic priorities in 2016. In particular, we:

•
Further expanded certain of our pre-integrated services through the general release of SKY Reporting to Raiser's Edge NXT customers, which provides new business intelligence and reporting tools aimed at seamlessly delivering valuable insights and productivity enhancing capabilities to customers;

•
Announced the general availability of SKY API for Raiser's Edge NXT and Financial Edge NXT customers and partners, enabling them to customize, integrate or extend functionality of their current solutions;

•
Made investments in our sales, marketing and customer success organizations and optimized our go-to-market sales strategies by offering solutions and services tailored to the needs of customers operating within vertical markets including K-12 private schools, foundations, higher education and healthcare institutions, among others; and

•	Substantially completed the installations of best-in-breed back office solutions that consolidate and standardize our business operations utilizing scalable tools and systems.

These accomplishments contributed to a year of positive financial performance for us, inclusive of foreign currency headwinds and our mid-market cloud-transition for the NXT solutions, as we:

•	Increased total revenue by 14.6% to $730.8 million;

•	Increased total non-GAAP organic revenue* by 9.2%, 9.8% in constant currency;

•	Grew recurring revenue to approximately 78.8% of total revenue;

•	Increased income from operations by 32.3% to $61.8 million;

•	Increased non-GAAP income from operations* by 18.2% to $144.2 million;

•	Increased cash flow from operations by 18.9% to $153.6 million;

•	Provided returns to stockholders by paying $22.8 million in dividends; and

•	Generated financial results that keep us on track to deliver against our long-term aspirational goals related to revenue growth, margin expansion and operating cash flow.
* See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

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In 2016, we were recognized by Forbes on the following lists: Best Mid-size Employer (#207), Fast Tech 25 (#25) and Most Innovative Growth Companies (#78). We were included on the ZDNet CRM Watchlist for a sixth consecutive year, ranked #128 on Software 500, the world's largest ranking of software and service providers, ranked #1 on Capterra's Top 20 Most Popular Nonprofit Software, and listed as the 25th largest cloud software vendor worldwide across all categories in the August 2016 IDC Worldwide Software as a Service and Cloud Software Market Shares report. We were named Best Technology Company in Charleston City Paper's 2016 Best of Listing, received the 2016 SC Fastest Growing Economic Impact Award, recognized as one of the Top Tech Employers in Austin, Texas by the Austin Business Journal and one of the Top 100 Tech Companies in Austin by Built in Austin.
Stockholder Engagement and Consideration of Last Year's Say-on-Pay Vote
We interact with our stockholders to obtain their views on various topics from our Company's strategy to capital allocation and executive compensation. Taking into account the strong stockholder support for the 2016 advisory vote to approve the compensation of our NEOs, the Compensation Committee did not make any changes to our executive compensation program in 2016. We will continue to engage our stockholders this year and in future years and consider their input in all facets of our business, including executive compensation.

98%	At the 2016 Annual Meeting of Stockholders, approximately 98% of the shares present and entitled to vote on the matter voted in favor of the advisory vote to approve the compensation of our NEOs.

Overview of Compensation Philosophy and Executive Compensation Program
We are committed to a philosophy of pay-for-performance as it relates to executive compensation. Our executive compensation program is designed to achieve three primary objectives:

1.	Market Competitiveness. Provide market competitive compensation opportunities to attract and retain executive officers and motivate them to perform at their highest level.

2.
Stockholder Value Creation. Structure compensation through base salary, annual cash bonus opportunities and a combination of performance-based and time-based equity awards, which should ultimately promote increased value for stockholders.

3.
Pay-for-Performance. Ensure actual compensation realized by our executive officers is linked to the attainment and furtherance of our short-term and long-term business strategies thereby enhancing operational performance and stockholder return.

The following table describes the components of our executive compensation program and how they support these objectives:

Component	Description	Compensation Objective(s) Supported
Base Salary
Provide competitive fixed compensation payable in cash based on individual experience and contributions, corporate performance, historical compensation practices for our executive officers, and an analysis of competitive market practices.
1 and 2
Annual Cash Bonus	Offer variable compensation in the form of annual cash bonus opportunities based on performance against pre-established short-term performance objectives.	1, 2 and 3
Annual Equity Awards
Provide variable and long-term incentives aligned with stockholder interests consisting of a combination of 1) RSAs or RSUs; and 2) at least 50% PRSUs. Recipients of RSAs have the right to vote such shares and receive dividends while recipients of RSUs have the right to receive dividend equivalents.
1, 2 and 3
“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to our executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company.	1 and 2
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees.	1

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2016 Executive Compensation Actions
For 2016, the Compensation Committee continued to use our executive compensation program to focus on creating incentives for our executive officers to achieve our financial and operational objectives and foster sustainable stockholder value creation.
The key compensation decisions of the Compensation Committee for 2016 for our NEOs were as follows:
Base Salaries

•	Pursuant to the Amended Agreement, increased the base salary of our President and CEO to $700,000, which resulted in a 13.3% increase from his 2015 level;

•	Increased base salaries of our other NEOs by 3.0% from their 2015 levels;
Annual Cash Bonuses

•	Due to solid financial performance in 2016, awarded cash bonuses that were, on average, 97% of each NEO's target annual cash bonus opportunity; and
Long-term Incentive Compensation

•
Approved grants of annual equity awards consisting of RSAs, RSUs and PRSUs for our NEOs that met competitive market concerns, supported our retention objectives, and rewarded overall company performance.

•
Approved a retirement benefit as an addition to our LTIP. Under the retirement benefit, eligible retirees receive a post-retirement benefit consisting of continued vesting of their qualified RSUs. To be eligible, employees need to be 60 years of age, complete a minimum of 10 years of continuous service at the time of grant, provide six months' notice of their retirement date and successfully complete a transition plan. The transition plans require the approval of our CEO.

2016 Corporate Governance Policies and Practices
During 2016, we maintained robust compensation-related corporate governance policies and practices including:

•	The Compensation Committee is composed solely of independent directors;

•	The Compensation Committee retains its own independent compensation consultant that performs no other consulting or other services for us;

•
The Compensation Committee conducts an annual review of our executive compensation program, including a review of our compensation-related risk profile, to ensure that any compensation-related risks are not reasonably likely to have a material adverse effect on our Company;

•	Our arrangements for paying post-employment compensation provide for “double-trigger” change in control payments and benefits;

•	We do not provide material non-cash benefits (such as guaranteed retirement or pension plan benefits) or perquisites for our executive officers that are not available to our employees generally;

•	The 2016 Equity and Incentive Compensation Plan does not permit stock option exchanges or repricing without stockholder approval;

•
Our employees are not permitted to hedge their economic exposure to our common stock and Company directors and Section 16(a) reporting executive officers may not pledge their ownership interests in our common stock to secure a loan; and

•
We emphasized performance-based compensation by continuing the practice of granting PRSUs to our NEOs that are earned through the attainment of pre-established performance objectives, and, when earned, are subject to additional time-based vesting requirements.

Executive Compensation-Setting Process

The Compensation Committee works closely with its compensation consultant and senior management to address executive compensation matters throughout the year. The Compensation Committee met five times in 2016. During these meetings, the Compensation Committee reviewed our executive compensation program and formulated its compensation actions for the year, and made decisions regarding the compensation for our CEO and the other NEOs. The Compensation Committee may create a subcommittee consisting of one or more of its members and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards. In addition, the Compensation Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to the Compensation Committee Chair, unless otherwise prohibited by applicable laws or listing standards.
The Compensation Committee does not seek to deliver a specified percentage of pay to our executive officers through each component of the executive compensation program; rather, it adheres to the overall principle of delivering the majority of

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executive compensation in variable, performance-based forms. For base salary, annual cash bonuses and equity awards, generally our strategy has been to evaluate individual experience and contribution, corporate performance, historical compensation practices for our executive officers and competitive market analyses. With respect to base salary and annual cash bonuses, we generally target pay to be competitive to the market. At times, the Compensation Committee has approved compensation levels for individual executive officers above and below target pay positions, based on experience, individual contribution and the Company's performance relative to the compensation peer group, to ensure an appropriate pay-for-performance alignment.
Role of the Compensation Committee
The Compensation Committee has overall responsibility for our executive compensation program and approves our executive compensation decisions. Its principal duties and responsibilities include:

•
Establishing our compensation philosophy, policies, and practices for our executive officers, including the compensation objectives and target pay levels, and approving the compensation peer group used for assessing the competitiveness of our executive compensation;

•	Establishing and approving corporate goals and objectives relevant to the compensation of our CEO and, in light of those goals and objectives, evaluating and determining his compensation level;

•
Reviewing and overseeing the corporate goals and objectives relevant to the compensation of our other executive officers, including the other NEOs, taking into account the practices of the compensation peer group and other appropriate factors, such as corporate and individual performance and historical compensation practices for such executive officers and the recommendations of our CEO;

•	Establishing appropriate compensation, retention, incentive, severance, and benefit policies and programs for our executive officers;

•	Reviewing and recommending, with input from the Board of Directors, incentive compensation plans for our executive officers and employees;

•	Administering and amending as necessary the Company's various incentive compensation, and other similar plans; and

•	Conducting periodic competitive evaluations of our executive compensation program.
Our Compensation Committee operates pursuant to a written charter that further outlines its specific authority, duties and responsibilities. The charter is periodically reviewed and revised by the Compensation Committee and the Board and is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
Role of our CEO
Our CEO evaluates and makes recommendations regarding the compensation of our executive officers, including the other NEOs. At the end of each fiscal year, our CEO reviews with the Compensation Committee the performance of each executive officer and makes recommendations with respect to his or her base salary, target annual cash bonus opportunity and equity awards for the ensuing year. In formulating his recommendations, our CEO considers both internal and external compensation data from our Human Resources Department and the Compensation Committee's compensation consultant. While the Compensation Committee considers the recommendations of our CEO, these recommendations are just one factor considered in its deliberations when making executive compensation decisions. The Compensation Committee consults with the full Board of Directors (excluding our CEO) in making decisions regarding the CEO's compensation.
Role of Compensation Consultant
Pursuant to its written charter, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist it in the performance of its duties and responsibilities. In 2016, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to provide advice and information relating to executive and director compensation. Compensia reports to the Compensation Committee and does not provide any services to management. From time to time, the Compensation Committee may direct its advisors to work with our Human Resources Department to support it in matters relating to the fulfillment of its charter.

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During 2016, at the request and on behalf of our Compensation Committee, Compensia:

•	Assessed our executive compensation program and practices, particularly with respect to our pay-for-performance alignment;

•
Advised on the size and structure of the cash components of our executive compensation program (i.e., base salary and target annual cash bonus opportunities, and performance measures and weighting of bonuses);

•	Advised on the composition, structure, and competitiveness of the long-term incentive component of our executive compensation program;

•	Advised on the composition of our compensation peer group; and

•	Advised on the design and amount of the compensation package for our CEO.
The Compensation Committee has evaluated Compensia's engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as were deemed relevant under the circumstances, has determined that its relationship with Compensia and the work of Compensia on behalf of the committee did not raise any conflict of interest, and that Compensia is independent as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.
Competitive Positioning
In selecting the compensation peer group, the Compensation Committee considers other software or technology companies with comparable annual revenue and market capitalization. Periodically, the Compensation Committee reviews the current compensation peer group, with the assistance of its compensation consultant, to determine whether it is still appropriate. It updates the compensation peer group for changes resulting from mergers, acquisitions, bankruptcies, going private transactions, and other changes in strategic focus or circumstances, removing from the group any companies that no longer fit the relevant criteria and adding ones that do. The following compensation peer group was approved by the Compensation Committee in 2015 and used as a reference when making executive compensation decisions for 2016:

Company Name	Company Ticker	12/31/2016 Market Cap ($ millions)	Last 4 Quarters of Revenue at 12/31/2016 ($ millions)	Software-Focus Business
Blackbaud, Inc.	BLKB	$3,040	$731	✓
ACI Worldwide, Inc.	ACIW	2,140	1,006	✓
Athenahealth, Inc.	ATHN	4,154	1,083	✓
CommVault Systems, Inc.	CVLT	1,940	637	✓
FactSet Research Systems Inc.	FDS	6,466	1,145	✓
Fair Isaac Corporation	FICO	3,882	901	✓
HomeAway, Inc.(1)	AWAY			✓
MedAssets, Inc.(1)	MDAS			✓
Medidata Solutions, Inc.	MDSO	2,868	463	✓
MicroStrategy Inc.	MSTR	2,257	512	✓
NetSuite Inc.(1)	N			✓
Rovi Corporation	ROVI			✓
Solera Holdings, Inc.(1)	SLH			✓
SS&C Technologies Holdings, Inc.	SSNC	5,800	1,481	✓
Synchronoss Technologies, Inc.	SNCR	1,736	477	✓
Tyler Technologies, Inc.	TYL	5,249	756	✓
Veeva Systems Inc.	VEEV	5,583	508	✓

(1)	This company was subsequently removed from the peer group due to its acquisition by another entity.
In addition to the practices of the compensation peer group, the Compensation Committee reviews the executive pay practices of other similarly sized software or technology companies with which we compete for talent as reported in the Radford Global Technology Survey. This information is considered when making determinations for each component of compensation as well as target total direct compensation.

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Analysis of 2016 Executive Compensation
The charts below show the significant percentage of performance-based compensation reported for fiscal 2016 in the Summary Compensation Table for Mr. Gianoni, our CEO, and for our other NEOs as a group.
2016 Total Direct Compensation* Mix

Fixed	Performance-based		Time-based

Base Salary	Annual Cash Bonus	Annual PRSU Grants	Annual RSA or RSU Grants

Cash		Equity

*Base salary, actual annual cash bonus and the grant date fair value of all equity awards for 2016.

Base Salary
Base salary is the principal fixed component in our executive compensation program. The Compensation Committee reviews the base salaries of our executive officers each year and makes adjustments as it deems necessary and appropriate based on its consideration of individual experience and contributions, corporate performance, historical compensation practices for our executive officers and its assessment of the competitive market.
In 2016, the Compensation Committee increased base salaries of our NEOs effective April 1, 2016, as set forth in the following table. As discussed above, Mr. Gianoni's base salary was increased to $700,000 pursuant to the Amended Agreement. The Compensation Committee made the base salary adjustments for our other NEOs after taking into consideration the individual achievements of each NEO, in recognition of our success in delivering on our 2015 strategic priorities, the recommendations of our CEO, and the factors described above.

Name	2016 Base Salary	2015 Base Salary	Salary Adjustment
			$ Change	% Change
Mr. Gianoni	$700,000	$618,000	$82,000	13.3%
Mr. Boor	450,880	437,750	13,130	3.0%
Mr. Mooney	437,090	424,360	12,730	3.0%
Mr. Boruff	422,300	410,000	12,300	3.0%
Mr. Mistretta	312,540	303,440	9,100	3.0%

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Annual Cash Bonuses
Annual cash bonuses represent one of the principal variable pay components of our executive compensation program, and are reported in the “Non-Equity Incentive Plan Compensation” columns of the 2016 Summary Compensation Table and the 2016 NEO Compensation Summary on pages 42 and 7, respectively, of this Proxy Statement. During 2016, we provided our executive officers with the opportunity to earn cash bonuses based on one or more pre-established corporate performance objectives and, where applicable, the financial performance of the executive officer's business unit.
Target Annual Cash Bonus Opportunities
For 2016, the Compensation Committee set the target annual cash bonus opportunity for our CEO at 100% of his earned base salary, as stipulated in the Amended Agreement. In addition, the Compensation Committee set the target annual cash bonus opportunities for Messrs. Boor, Mooney and Boruff at 65% of their earned base salaries, and Mr. Mistretta at 50% of his earned base salary, all consistent with their target annual cash bonus opportunities in 2015.
The following table sets forth each NEO's target annual cash bonus opportunity for 2016 and how the opportunity was weighted between corporate performance and business unit performance:

	Target Annual Cash Bonus Opportunity as a Percentage of Base Salary	Weighting of Target Annual Cash Bonus Opportunity
Name		Portion Attributable to Corporate Performance Metrics	Portion Attributable to Business Unit Performance Metrics
Mr. Gianoni	100%	100%	—%
Mr. Boor	65%	100%	—%
Mr. Mooney	65%	70%	30%
Mr. Boruff	65%	70%	30%
Mr. Mistretta	50%	100%	—%
Corporate Performance Metrics
Consistent with 2015 and 2014, the Compensation Committee selected Adjusted Revenue (as defined below) and Adjusted Earnings (as defined below) as the corporate performance metrics to be used in 2016 for purposes of the corporate performance factor used to determine our executive officers' annual cash bonuses.
For purposes of determining annual cash bonuses:

•
“Adjusted Revenue” means our 2016 non-GAAP revenue, which excludes the impact of acquisition-related deferred revenue write-downs, as presented in our periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports.

•
“Adjusted Earnings” means our 2016 non-GAAP income from operations, which excludes the impact of acquisition-related deferred revenue write-downs, stock-based compensation charges, costs associated with amortization of intangibles arising from business combinations, impairment of capitalized software development costs due to business combinations, acquisition-related integration costs, acquisition-related expenses, CEO transition costs and restructuring costs. Non-GAAP income from operations is also presented in our periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports. Adjusted Earnings is calculated before bonus expense.

The Compensation Committee selected "Adjusted Earnings" as a performance metric for 2016 because it focuses on results of operations, without considering the cost of financing those operations (interest in debt or gains and losses on debt extinguishment and termination of derivative instruments), our tax provision, and non-operating items like interest income and foreign exchange transaction gains and losses.
Achievement against the corporate performance metrics is calculated on a constant currency basis, using foreign exchange rates in effect during the 2015 base year. The Compensation Committee weighted the corporate performance metrics at 60% for Adjusted Revenue and 40% for Adjusted Earnings. The Compensation Committee also determined the threshold levels for each performance metric that would have to be achieved for any amount to be paid with respect that metric, as set forth in the following table.

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The determination of each NEO’s potential payout under the corporate performance metrics was based on the following matrix:

Corporate Performance Metric		Performance
	2016 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Revenue	$745.0	<90.0%	90.0%	100.0%	115.0%
Adjusted Earnings	$177.2	<90.0%	90.0%	100.0%	115.0%
		Payout
Maximum individual potential bonus as percentage of target		—%	62.5%	100.0%	200.0%
For each of our performance metrics, the Compensation Committee set the performance target at a level it believes is reasonably achievable while requiring what it believes would be outstanding performance to achieve the maximum payout level.
For 2016, our achievement against the corporate performance metrics was 98.9% with respect to Adjusted Revenue and 98.5% with respect to Adjusted Earnings, for a corporate performance factor of approximately 98.7%. The corporate performance factor decreased payments by 2.5% for every 1% of achievement below the target performance level. Therefore, the Compensation Committee determined that, with respect to the corporate performance metrics, the application of the corporate factor resulted in a payout of approximately 96.9% of the target payout.
NEO Performance Metrics and Annual Cash Bonus Determinations

Mr. Gianoni

The Compensation Committee determined Mr. Gianoni’s 2016 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, Mr. Gianoni received $658,436 (approximately 96.9% of his total target annual cash bonus opportunity).

Mr. Boor

The Compensation Committee determined Mr. Boor’s 2016 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, Mr. Boor received $281,919 (approximately 96.9% of his total target annual cash bonus opportunity).

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Mr. Mooney

The Compensation Committee determined Mr. Mooney’s 2016 bonus 70% based on the achievement of the corporate performance metrics described above and 30% based on the achievement of overall GMBU performance. For the corporate performance component of his 2016 bonus, Mr. Mooney received $191,308 (approximately 96.9% of the 70% of his target annual cash bonus opportunity attributable to corporate performance).

For the overall GMBU performance component of his 2016 bonus, Mr. Mooney received $79,451 (approximately 93.9% of the 30% of his target cash bonus opportunity attributable to GMBU performance). The Compensation Committee evaluated overall GMBU performance against Adjusted Revenue and Adjusted Earnings as follows:

		Performance
GMBU Performance Metric	2016 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Revenue	$371.4	<90.0%	90.0%	100.0%	115.0%
Adjusted Earnings	$190.3	<90.0%	90.0%	100.0%	115.0%
		Payout
Maximum potential bonus as percentage of target		—%	62.5%	100.0%	200.0%

The Adjusted Revenue and Adjusted Earnings threshold levels both had to be achieved for any GMBU performance bonus to be paid. The Adjusted Revenue and Adjusted Earnings metrics were each measured quarterly and annually. The Adjusted Revenue metric was weighted 60% while Adjusted Earnings was weighted 40%. For 2016, GMBU achieved an overall GMBU performance bonus factor of approximately 97.6%. The GMBU performance factor decreased payments by 2.5% for every 1% of achievement below the target performance level.

Mr. Boruff

The Compensation Committee determined Mr. Boruff’s 2016 bonus 70% based on the achievement of the corporate performance metrics described above and 30% based on the achievement of overall ECBU performance. For the corporate performance component of his 2016 bonus, Mr. Boruff received $184,834 (approximately 96.9% of the 70% of his target annual cash bonus opportunity attributable to corporate performance).

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For the overall ECBU performance component of his 2016 bonus, Mr. Boruff received $80,931 (approximately 99.0% of the 30% of his target annual cash bonus opportunity attributable to ECBU performance). The Compensation Committee evaluated overall ECBU performance against Adjusted Revenue and Adjusted Earnings metrics as follows:

		Performance
ECBU Performance Metric	2016 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Revenue	$329.4	<90.0%	90.0%	100.0%	115.0%
Adjusted Earnings	$173.6	<90.0%	90.0%	100.0%	115.0%
		Payout
Maximum potential bonus as percentage of target		—%	62.5%	100.0%	200.0%

The Adjusted Revenue and Adjusted Earnings threshold levels both had to be achieved for any ECBU performance bonus to be paid. The Adjusted Revenue and Adjusted Earnings metrics were each measured quarterly and annually. The Adjusted Revenue metric was weighted 60% while Adjusted Earnings was weighted 40%. For 2016, ECBU achieved an overall performance bonus factor of approximately 99.6%. The ECBU performance factor decreased payments by 2.5% for every 1% of achievement below the target performance level.

Mr. Mistretta

The Compensation Committee determined Mr. Mistretta’s 2016 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, Mr. Mistretta received $150,323 (approximately 96.9% of his total target annual cash bonus opportunity).

Summary of Annual Cash Bonus Payments
The following illustrates the 2016 annual cash bonus opportunities for our NEOs and their respective payout amounts.

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Long-Term Incentive Compensation

Our LTIP is designed to align the interest of our executive officers with the interests of our stockholders and serve as an important means for executive retention. Based on feedback from our stockholders and our assessment of the competitive market, we have increased the emphasis on performance-based equity for our executive officers in recent years. Each of the NEOs receives equity awards that are at least 50% performance-based with the balance of their equity awards being time-based. In 2016, the Compensation Committee granted our executive officers their annual LTIP awards in the first fiscal quarter.
The following table sets forth the number of shares of our common stock subject to RSAs, RSUs and PRSUs granted to each NEO on February 11, 2016 under our LTIP, which are reflected in the 2016 Summary Compensation Table below. The Compensation Committee determined LTIP award levels for our NEOs after considering peer group equity award practices, individual performance, criticality of role, expected future contributions of and the long-term retention objectives for each NEO and our performance compared to our compensation peer group.

Name	Number of RSAs	Number of RSUs	Number of PRSUs
Mr. Gianoni	24,719	—	57,680
Mr. Boor	24,720	—	24,720
Mr. Mooney	16,480	—	16,480
Mr. Boruff	12,360	—	12,360
Mr. Mistretta	—	10,712	10,712

2016 PRSU Awards to NEOs
In February 2016, the Compensation Committee granted PRSUs to our NEOs (the "2016 PRSUs"). The shares of our common stock subject to the 2016 PRSUs may be earned and become eligible for vesting if the following performance criteria are met (together, the “2016 PRSU Performance Metrics”):

i.
At any time during the three-year period from January 1, 2016 to December 31, 2018, we achieve during a rolling four consecutive quarter period: (a) an increase of 9.0% in its total non-GAAP revenue, adjusted to exclude incremental acquisition-related revenue associated with companies acquired during this current period ("Adjusted Revenue") above the total non-GAAP revenue for the immediately preceding four consecutive quarter period, adjusted to exclude the effects of any fair value adjustments to acquired deferred revenue associated with companies acquired during this prior period ("Base Revenue") and (b) in no circumstances does Base Revenue fall below our 2015 non-GAAP revenue, as adjusted for the full year effect of the Smart Tuition acquisition, which is $673.0 million (“Initial Base Revenue”); and

ii.
Adjusted Non-GAAP Operating Margin (defined as non-GAAP operating margin as presented in our periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports) does not fall below a four consecutive quarter average of 18.8% of Adjusted Revenue during the same four consecutive quarter period that meets the performance requirements set forth in criterion (i) above.

Based on our stated strategy of simultaneous growth and improving operating margins, the Compensation Committee believes that, for achieving performance-based compensation metrics, revenue and operating margin targets align management's strategic goals closely with the interests of our stockholders.
To the extent earned, the 2016 PRSUs are eligible for vesting in three annual installments starting in February 2017. Achievement against the 2016 PRSU Performance Metrics is calculated on a constant currency basis, using foreign exchange rates in effect during the 2015 base year. As of December 31, 2016, the 2016 PRSU Performance Metrics had been met because in the four consecutive quarter period ended December 31, 2016, we achieved:

i.	Adjusted Revenue of $738.6 million, which represented an increase of 9.7% compared to the Initial Base Revenue; and

ii.	Adjusted Non-GAAP Operating Margin of 19.6% of Adjusted Revenue.

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As a result, the shares of our common stock subject to the 2016 PRSUs will vest according to the time-based vesting schedule set forth above subject to each NEO's continued employment as of each vesting date.

Post-Employment Compensation
Change In Control Payments and Benefits

We have entered into arrangements with our NEOs which provide for payments and benefits upon a termination of employment in connection with a change in control of the Company. These arrangements provide for a "double-trigger," that is, they generally only provide payments and benefits if a NEO's employment is terminated within 12 months following a change in control of the Company either by us without cause or by the NEO for good reason. Based on our assessment of the competitive market, we believe these arrangements are appropriate as they serve as a means for executive retention.
For a detailed discussion of these arrangements and an estimate of the payments and benefits that our NEOs would be eligible to receive in certain circumstances pursuant to their agreements, see “Potential Payments Upon Termination or Change in Control - Employment Arrangements” beginning on page 45 of this Proxy Statement.
Retirement Benefit

Our LTIP includes a retirement benefit, which allows eligible retirees to receive a post-retirement benefit consisting of continued vesting of their qualified RSUs. To be eligible, employees need to be 60 years of age, complete a minimum of 10 years of continuous service at the time of grant, provide six months' notice of their retirement date and successfully complete a transition plan. The transition plans require the approval of our CEO.

Other Benefits
Health and Welfare Benefits
Generally, the Compensation Committee seeks to provide our executive officers with health and welfare benefits on the same basis as all of our full-time employees. These benefits include health, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we make matching contributions to each NEO's account under our Section 401(k) plan on the same terms and using the same formulas as other participating employees. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by employees to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan.
Perquisites and Other Personal Benefits
Historically, we have not provided any material perquisites or other personal benefits to our executive officers. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, from time to time, the Compensation Committee may provide certain of the NEOs with perquisites or other personal benefits in amounts deemed to be reasonable where it believes that these benefits may be useful in attracting, motivating, and retaining the executive talent for which we compete, to assist our executive officers in performing their duties and to provide certain time efficiencies in appropriate circumstances. We provide certain of our executive officers access to use our Company-owned club memberships (but do not pay club fees or dues for executive officers), which afford our executives the opportunity to conduct business in a more informal environment.

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Other Compensation Policies
Equity Grant Policy
We do not have an established formal policy with respect to the timing of equity awards in coordination with the release of material nonpublic information. As a matter of practice and informal policy, however, the Compensation Committee generally grants equity awards during periods considered to be our “open trading windows” (that is, the periods beginning two business days following our earnings release and ending one month prior to the end of the fiscal quarter). In addition, any options to purchase shares of our common stock are required to be granted with an exercise price at least equal to the fair market value of our common stock on the date of grant.
Compensation Recovery
Mr. Gianoni's employment agreement includes a compensation recovery, or clawback, provision requiring that he return to us all incentive-based compensation he receives from us to the extent required by any Company clawback or recoupment policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and/or Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the Company's 2016 Equity and Incentive Compensation Plan ("the 2016 Plan") contains a provision that all awards under the 2016 Plan are subject to all applicable laws regarding clawbacks, forfeitures, or recoupments.

Executive Officer Stock Ownership Guidelines

Under our Executive Officer Stock Ownership Guidelines, our CEO and the CEO’s officer-level direct reports are expected to own shares of our common stock, in the following amounts:

•	For the CEO, the lesser of (i) equity in an amount equal to four times base salary or (ii) 70,000 shares; and

•	For the CEO’s officer-level direct reports, the lesser of (i) equity in an amount equal to two times base salary, or (ii) 20,000 shares.
For purposes of these guidelines, vested, unexercised options and/or SARs are also counted for purposes of the guidelines at 100% of their intrinsic value. We expect our CEO and the CEO’s officer-level direct reports to meet these guidelines within five years of receiving their first annual equity award after the later of their hire date or the adoption of these guidelines. Each of our named executive officers has satisfied the Executive Officer Stock Ownership Guidelines.
The table set forth below shows the ownership levels of our named executive officers as of December 31, 2016:

	Stock Ownership Guideline (Lesser of):
Name	Multiple of Base Salary (in shares)(1)	OR	Minimum Number of Shares	Number of Shares Owned(2)	Multiple of Guideline Achieved
Mr. Gianoni	43,750		70,000	250,456	5.7x
Mr. Boor	14,090		20,000	122,906	8.7x
Mr. Mooney	13,659		20,000	119,931	8.8x
Mr. Boruff	13,197		20,000	63,112	4.8x
Mr. Mistretta	9,767		20,000	92,250	9.4x

(1)
Number of shares required under the guideline for multiple of base salary calculated using $64.00 per share which was the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016.

(2)
Includes the number of shares owned as well as the number of shares issuable under exercisable SARs. The number of shares issuable under exercisable SARs was also calculated using $64.00 per share (the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016).

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Other Considerations
Tax Deductibility of Executive Compensation
The Compensation Committee considers the potential impact of Section 162(m) of the Code in designing and administering our executive compensation program. Section 162(m) disallows a tax deduction for any publicly-held corporation for compensation exceeding $1 million paid in any taxable year to our CEO and our three other most highly compensated executive officers (other than our CFO). Compensation in excess of $1 million may be deducted if it qualifies as “performance-based compensation” for purposes of Section 162(m) or satisfies the conditions for another exemption from the deduction limit. In this regard, the compensation income realized upon the exercise of stock options or SARs granted under a stockholder-approved employee stock plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.
It is the Compensation Committee's policy to periodically review and consider whether particular compensation, including incentive compensation, paid or awarded to our executive officers will be deductible for federal income tax purposes. Based on our current compensation plans and policies, and proposed regulations interpreting Section 162(m), we believe that, for the near future, we will not lose material tax deductions for executive compensation (other than for a portion of our CEO's RSAs). In addition, to maintain flexibility in the administration of our executive compensation program, the Compensation Committee reserves the discretion to compensate our executive officers in a manner that it believes to be in the best interests of the Company and our stockholders, even if these arrangements do not qualify for deductibility under the federal income tax laws.
Accounting for Stock-based Compensation
We account for stock-based compensation awards in accordance with the requirements of FASB ASC Topic 718. Under FASB ASC Topic 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. The assumptions used to determine the fair value of the awards are included in Note 13 of the financial statements included in our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 22, 2017.
We recognize the effect of awards for which the requisite service period is not rendered when the award is forfeited (that is, we recognize the effect of forfeitures in compensation cost when they occur). Previously recognized compensation cost for an award is reversed in the period that the award is forfeited. Income tax benefits resulting from the vesting and exercise of stock-based compensation awards are recognized in the period the unit or award is vested or option or right is exercised.
Risk Assessment of Compensation
The Compensation Committee has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types and amounts of compensation, together with our internal controls and oversight of our Board of Directors, mitigates potential compensation-related risks.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 22, 2017.
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
Sarah E. Nash, Chair
Joyce M. Nelson
Andrew M. Leitch

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COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
The members of the Board of Directors who served on the Compensation Committee in 2016 were Chair Sarah E. Nash, Timothy Chou, Ph.D. and Joyce M. Nelson. None of the members of the Compensation Committee serves or in the past has served as one of our executive officers or has been employed by us and none of our executive officers have served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board. Mr. Gianoni participated in discussions regarding salary, bonus and equity compensation for our executive officers, except for discussions regarding his own salary, bonus and equity compensation.

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COMPENSATION TABLES

2016 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation paid to and earned by our NEOs for services rendered to us in all capacities in 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Michael P. Gianoni President and CEO	2016	$679,526	$—	$4,279,804	$—	$658,436	$91,500	$5,709,266
	2015	613,506	—	10,111,855	—	709,820	50,165	11,485,346
	2014	581,923	863,277	2,630,468	—	682,660	31,146	4,789,474
Anthony W. Boor(4) Executive Vice President and CFO	2016	447,615	—	2,567,914	—	281,919	36,006	3,333,454
	2015	434,567	—	2,028,298	—	326,813	30,723	2,820,401
	2014	532,500	—	534,324	—	242,756	23,786	1,333,366
Kevin W. Mooney Executive Vice President and President, GMBU	2016	433,924	—	1,711,942	—	270,758	30,334	2,446,958
	2015	412,274	—	1,521,212	—	325,031	24,617	2,283,134
	2014	409,000	—	445,286	—	228,562	23,088	1,105,936
Brian E. Boruff(5) Executive Vice President and President, ECBU	2016	419,241	—	1,283,957	—	265,766	20,571	1,989,535
	2015	272,023	50,000	1,104,539	—	195,220	20,090	1,641,872
John J. Mistretta(6) Executive Vice President of Human Resources	2016	310,277	—	1,112,763	—	150,323	23,917	1,597,280

(1)
Mr. Gianoni received a bonus payment of $863,277 in 2014 in recognition of his forfeiture of his annual cash bonus opportunity and outstanding equity awards when he left his then current employer and to assist with relocation costs. Mr. Boruff received a sign-on bonus payment of $50,000 upon joining us in May 2015.

(2)
The reported amounts represent the aggregate grant date fair value of awards of RSAs, RSUs and PRSUs, computed in accordance with FASB ASC Topic 718, and, for PRSUs, assume performance at the target level for each such award.

(3)	Includes the following for each NEO:

Name	Year	401(k) Company Match	Dividends and Dividend Equivalents Paid on RSAs and RSUs	Life and Disability Insurance Premiums	Health Savings Account Contributions	Relocation Costs	Other(A)
Mr. Gianoni	2016	$7,950	$80,942	$2,608	$—	$—	$—
	2015	6,481	42,193	891	600	—	—
	2014	2,125	19,753	738	—	—	8,530
Mr. Boor	2016	7,950	24,367	3,689	—	—	—
	2015	7,800	19,733	2,590	600	—	—
	2014	7,650	13,699	2,437	—	—	—
Mr. Mooney	2016	7,950	17,813	4,571	—	—	—
	2015	7,800	15,626	891	300	—	—
	2014	7,650	11,994	3,444	—	—	—
Mr. Boruff	2016	7,950	9,968	2,653	—	—	—
	2015	7,688	3,725	2,353	—	6,324	—
Mr. Mistretta	2016	7,950	12,898	3,069	—	—	—

A.	Includes the reimbursement of $8,530 of attorney fees incurred by Mr. Gianoni in 2014 for review of his employment agreement.

(4)
Mr. Boor's 2014 base salary amount includes $120,000 of additional base compensation for his service as interim President and CEO during our CEO transition in addition to his responsibilities as Executive Vice President and CFO. This additional base compensation was agreed to in a Letter Agreement dated October 23, 2013, between the Company and Mr. Boor attached as Exhibit 10.70 to our Current Report on Form 8-K filed with the SEC on October 25, 2013.

(5)	Mr. Boruff joined us on May 4, 2015.

(6)	Mr. Mistretta became an NEO in 2016 and compensation information for 2014 and 2015 has not been provided in accordance with SEC rules.

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2016 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael P. Gianoni	6/24/2016	$424,688	$679,500	$1,359,000
	2/11/2016							24,719	(3)			$1,283,905
	2/11/2016				57,680	57,680	57,680					2,995,899
Anthony W. Boor	6/24/2016	181,836	290,938	581,876
	2/11/2016							24,720	(3)			1,283,957
	2/11/2016				24,720	24,720	24,720					1,283,957
Kevin W. Mooney	6/24/2016	176,275	282,040	564,080
	2/11/2016							16,480	(3)			855,971
	2/11/2016				16,480	16,480	16,480					855,971
Brian E. Boruff	6/24/2016	170,310	272,496	544,992
	2/11/2016							12,360	(3)			641,978
	2/11/2016				12,360	12,360	12,360					641,978
John J. Mistretta	6/24/2016	96,958	155,133	310,266
	2/11/2016							10,712	(3)			556,381
	2/11/2016				10,712	10,712	10,712					556,381

(1)
Mr. Gianoni’s target annual cash bonus opportunity was equal to 100% of his earned base salary, pursuant to his employment agreement. The target annual cash bonus opportunities for Messrs. Boor, Mooney and Boruff were equal to 65% of the base salary each individual was expected to earn in 2016. Mr. Mistretta's target annual cash bonus opportunity was equal to 50% of his earned base salary in 2016. The maximum cash bonus for 2016 for each NEO was equal to twice his target annual cash bonus opportunity.

(2)
The 2016 PRSUs were granted to our NEOs and vest in three annual installments starting in February 2016, subject to the NEO's continued employment and the achievement of pre-established performance metrics, as described on page 37 of this Proxy Statement.

(3)
Each of our NEOs was granted the number of RSAs set forth next to their names in the table, except for Mr. Mistretta who received RSUs. These RSAs and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to the NEO's continued employment. The vested and unvested shares of common stock subject to RSAs and Mr. Mistretta's RSUs are eligible to receive dividends or dividend equivalents declared by the Company.

(4)
The grant date fair value of the equity awards is calculated in accordance with FASB ASC Topic 718. See Note 13 of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 22, 2017.

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OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END TABLE

The following table sets forth information with respect to the outstanding unexercised SARs and PSARs and RSAs held by our NEOs that had not vested as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Michael P. Gianoni					278,053	(2)	$17,795,392
Anthony W. Boor	45,741	—	$22.24	11/5/2019	91,146	(3)	5,833,344
Kevin W. Mooney	7,043	—	28.06	11/9/2018	65,022	(4)	4,161,408
	68,611	—	22.24	11/5/2019
Brian E. Boruff					39,377	(5)	2,520,128
John J. Mistretta	7,161	—	26.79	11/7/2017	45,405	(6)	2,905,920
	22,887	—	28.06	11/9/2018
	80,504	—	22.24	11/5/2019

(1)	The vested SARs underlying this award will be settled in stock at the time of exercise.

(2)
The unvested portion of Mr. Gianoni's awards will vest as follows, subject to his continued employment: 24,719 RSAs in four equal annual installments beginning on February 11, 2017; 57,680 PRSUs in three equal annual installments beginning on February 11, 2017, as the 2016 PRSU Performance Metrics were met on December 31, 2016; 42,779 RSAs in three equal annual installments beginning on February 13, 2017; 38,026 PRSUs in two equal annual installments beginning on February 13, 2017, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 20,576 RSAs in two equal annual installments beginning on February 14, 2017; 13,718 PRSUs on February 14, 2017, as the 2014 PRSU Performance Metrics were met on December 31, 2014; and 80,555 RSAs on December 31, 2019.

(3)
The unvested portion of Mr. Boor’s awards will vest as follows, subject to his continued employment: 24,720 RSAs in four equal annual installments beginning on February 11, 2017; 24,720 PRSUs in three equal annual installments beginning on February 11, 2017, as the 2016 PRSU Performance Metrics were met on December 31, 2016; 17,112 RSAs in three equal annual installments beginning on February 13, 2017; 15,210 PRSUs in two equal annual installments beginning on February 13, 2017, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 5,487 PRSUs on February 14, 2017, as the 2014 PRSU Performance Metrics were met on December 31, 2014; and 3,897 RSAs on November 6, 2017.

(4)
The unvested portion of Mr. Mooney’s awards will vest as follows, subject to his continued employment: 16,480 RSAs in four equal annual installments beginning on February 11, 2017; 16,480 PRSUs in three equal annual installments beginning on February 11, 2017, as the 2016 PRSU Performance Metrics were met on December 31, 2016; 12,834 RSAs in three equal annual installments beginning on February 13, 2017; 11,408 PRSUs in two equal annual installments beginning on February 13, 2017, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 4,573 PRSUs on February 14, 2017, as the 2014 PRSU Performance Metrics were met on December 31, 2014; and 3,247 RSAs on November 6, 2017.

(5)
The unvested portion of Mr. Boruff’s awards will vest as follows, subject to his continued employment: 12,360 RSAs in four equal annual installments beginning on February 11, 2017; 12,360 PRSUs in three equal annual installments beginning on February 11, 2017, as the 2016 PRSU Performance Metrics were met on December 31, 2016; 7,760 RSAs in three equal annual installments beginning on May 14, 2017 and 6,897 PRSUs in two equal annual installments beginning on May 14, 2017, as the 2015 PRSU Performance Metrics were met on December 31, 2015.

(6)
The unvested portion of Mr. Mistretta’s awards will vest as follows, subject to his continued employment: 10,712 RSUs in four equal annual installments beginning on February 11, 2017; 10,712 PRSUs in three equal annual installments beginning on February 11, 2017, as the 2016 PRSU Performance Metrics were met on December 31, 2016; 8,556 RSAs in three equal annual installments beginning on February 13, 2017; 7,605 PRSUs in two equal annual installments beginning on February 13, 2017, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 4,573 PRSUs on February 14, 2017, as the 2014 PRSU Performance Metrics were met on December 31, 2014; and 3,247 RSAs on November 6, 2017.

(7)	Based on $64.00 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2016, the last trading day of that fiscal year.

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OPTION EXERCISES AND STOCK VESTED IN 2016 TABLE

The following table sets forth information concerning the exercise of SARs and vesting of RSAs and PRSUs for each NEO during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael P. Gianoni	—	$—	57,277	$3,018,498
Anthony W. Boor	46,423	1,700,098	25,510	1,385,534
Kevin W. Mooney	15,413	514,020	20,618	1,123,747
Brian E. Boruff	—	—	6,035	360,169
John J. Mistretta	37,160	1,507,483	17,035	933,353

(1)	The amounts reported represent the market value of the shares of our common stock subject to the SARs on the date of exercise less the applicable exercise or strike price.

(2)	The amounts reported represent the market value of the shares of our common stock on the date of vesting.

Nonqualified Deferred Compensation and Retirement Plans

We do not maintain deferred compensation or defined benefit pension or supplemental retirement plans for our executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Arrangements

Set forth below are descriptions of the principal terms of the employment agreements and retention agreements currently in effect with our NEOs and, where applicable, the estimated potential payments and benefits that these individuals may receive upon a termination of employment, including a termination of employment in connection with a change in control of our Company.
Mr. Gianoni
On December 9, 2015, we entered into an Amended Agreement with Mr. Gianoni. The Amended Agreement is for a term of four years and is renewable thereafter by mutual agreement for one-year terms.
The Amended Agreement prohibits Mr. Gianoni from participating in any business that directly competes with us or soliciting any employee of ours to leave us for one year after termination of the Amended Agreement.
If Mr. Gianoni's employment is terminated by us for cause, as defined in the Amended Agreement, we will be obligated to pay him his accrued but unpaid base salary through the termination date, any unreimbursed expenses through the termination date and payment of other amounts and benefits, if any, to which he is entitled under applicable benefit plans (collectively, the "Accrued Compensation"). All of Mr. Gianoni's unexercised stock options and SARs, whether vested or unvested, will immediately terminate and all unvested RSAs and restricted stock units ("RSUs") held will be forfeited immediately if his employment is terminated for cause.

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If Mr. Gianoni's employment is terminated by us without cause or he resigns for good reason, as defined in the Amended Agreement, we will be obligated to:

•	pay him his Accrued Compensation;

•	continue to pay his base salary for a period of 24 months;

•
pay him a lump sum payment based on the average cash bonus he received for the two calendar years (or such lesser number of years for which he was employed by us) prior to the calendar year in which termination occurs, pro-rated based on his actual period of employment during the year of termination;

•	accelerate vesting of all of his then-unvested time-based equity awards by 12 months;

•	accelerate vesting of the Retention Grant; and

•
accelerate vesting of any then-unvested performance-based equity awards to the extent that such awards would have vested if he had continued employment with us until the date on which the Board of Directors (or applicable committee) determines the level of achievement of the applicable performance goals, but only if the performance period for such equity awards ends within 12 months of his termination date.

If Mr. Gianoni resigns without good reason or fails to renew the Amended Agreement, we will be obligated to pay his Accrued Compensation, payment of any awarded but unpaid bonus for prior calendar years and Mr. Gianoni will have the opportunity to exercise any vested equity awards.

If, within 12 months after a change in control of the Company, as defined in the Amended Agreement, Mr. Gianoni's employment is terminated by us without cause or he resigns with good reason, we will be obligated to pay him the same amounts as if he were terminated without cause (as described above), and, in addition, all of his then-unvested time-based equity awards will immediately vest in full and he will also receive 12 months accelerated vesting for any then-unvested performance-based equity awards based on the level of achievement of the applicable performance goals as of the termination date (or if calculation of the level of achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at the target performance level). If the Company fails to renew the Amended Agreement either during discussions that ultimately lead to a change in control of the Company or within 12 months after a change in control of the Company, the Company has these same payment obligations.

If Mr. Gianoni's employment is terminated due to death or disability, as defined in the Amended Agreement, we will be obligated to pay him his Accrued Compensation and the same lump sum bonus payment as if his employment were terminated without cause. The Retention Grant will immediately be fully vested. All other then-unvested equity awards will be forfeited or terminate immediately, as applicable. Mr. Gianoni's estate will have such period as provided in the applicable equity award agreements to exercise any vested options and SARs, after which time they will terminate.
Finally, the Amended Agreement provides that, if any payments made to Mr. Gianoni are deemed to be “parachute payments” under Section 280G(b)(2) of the Code, we will reduce the payments to the minimum extent necessary to avoid imposition of any excise tax under Section 4999 of the Code or the disallowance of a deduction under Section 280G(b)(2) of the Code, unless the reduction would result in an after-tax amount that is less than if the reduction had not been made.
The Amended Agreement is filed as Exhibit 10.81 to our Annual Report on Form 10-K filed with the SEC on February 24, 2016.
Messrs. Boor, Mooney, Boruff and Mistretta
Employee Agreements
We have entered into "at-will" employment agreements with Messrs. Boor, Mooney, Boruff and Mistretta. Each agreement prohibits the executive officer from performing services for or entering into employment with any direct competitor or soliciting, hiring or otherwise engaging any employee of ours for one year after termination of the agreement. In addition, each agreement prohibits the solicitation of our current and prospective customers for one year after termination of the agreement. These agreements do not provide for any severance payments or benefits and have no fixed term. Each of these agreements includes an assignment of intellectual property clause.

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Table of Contents	EXECUTIVE COMPENSATION

Retention Agreements
Each of Messrs. Boor, Mooney, Boruff and Mistretta are also party to retention agreements with us. These retention agreements provide for “double-trigger” severance payments and benefits under certain specified circumstances, as described below. We are not obligated to make any tax "gross-up" or other payments to Messrs. Boor, Mooney, Boruff or Mistretta if, in connection with any payments received following a termination of employment, the payments are subject to taxation under Section 409A of the Code.
If Messrs. Boor, Mooney, Boruff or Mistretta's employment is terminated within 12 months following a change in control of our Company, as defined in the retention agreements, either by us without cause, or by the executive officer for good reason, we will be obligated to:

•	Pay him 1.5 times his base salary;

•	Accelerate and fully vest any then-unvested stock options and other equity awards; and

•	Reimburse COBRA premiums for him for the lesser of 12 months following the termination date or until he becomes eligible for insurance benefits from another employer.
The retention agreements define the term “cause” generally as:

•	Conviction or plea of no contest to any felony;

•	Any act of theft, fraud or embezzlement, or any other willful misconduct or willfully dishonest behavior by the officer;

•	Willful and repeated failure or refusal to perform his or her reasonably assigned duties, provided that such failure or refusal is not corrected within 30 calendar days of notice; and/or

•	Willful violation of his employment agreement.
The retention agreements define the term “good reason” generally as:

•	Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities that is not corrected within 30 days of notice;

•	A reduction in the officer's base salary or target bonus compensation or a material reduction of any employee benefit or perquisite;

•
Failure by us to obtain the assumption in writing of our obligation to honor the officer's agreements by any purchaser of all or substantially all of our assets within 30 calendar days after a sale or transfer of such assets; and/or

•
A relocation of his office to a location more than 40 miles from his or her existing office location, without the officer's consent, or a material adverse change in the business travel requirements of the officer's position.

The retention agreements define the term “change in control” generally as:

•	The consummation of a merger or consolidation in which our stockholders immediately prior to such event own less than 50% of the combined entity immediately following the merger or consolidation;

•	A sale of all or substantially all of our assets;

•	Acquisition of beneficial ownership where acquirer owns more than 50% of (a) then-outstanding stock or (b) combined voting power of then-outstanding securities entitled to vote; and/or

•	Our liquidation or dissolution.

Equity Awards
Our equity incentive plans govern the treatment of each of our NEOs' equity awards, except for their RSAs and PRSUs which are governed by grant agreements, upon a termination of employment for cause or without cause by us, without good reason by the executive officers, or due to death or disability. In these circumstances, unvested RSAs and SARs will be immediately forfeited or terminated. Vested SARs and PSARs granted under the 2008 Equity Incentive Plan, if any, will remain exercisable for 90 days after termination of employment if they are terminated for any reason, including death or disability.
If Messrs. Boor, Mooney, Boruff or Mistretta's employment is terminated for cause by us or without good reason by the executive officer, their unvested PRSUs will be forfeited. Upon death or disability, Messrs. Boor, Mooney, Boruff and Mistretta's PRSUs will vest, on a grant-by-grant basis, in an amount equal to the proportion of days in a performance period they worked prior to their death or disability, multiplied by the number of respective PRSUs that would have vested at the end of that performance period had their employment not terminated by death or disability and they had met 100% of their target performance levels.

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EXECUTIVE COMPENSATION	Table of Contents

Quantification of Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits that would be received by our NEOs in the event of a termination of employment, including a termination of employment in connection with a change in control of our Company. These payments and benefits have been quantified assuming that the termination of employment, or the termination in connection with a change in control occurred on the last trading day of our most recently completed fiscal year (December 30, 2016) and that the price per share of our common stock was the closing market price on December 30, 2016 ($64.00 per share).

	Mr. Gianoni	Mr. Boor	Mr. Mooney	Mr. Boruff	Mr. Mistretta
Termination Without Cause or For Good Reason
Base salary	$1,400,000	$—	$—	$—	$—
Lump sum bonus payment	684,128	—	—	—	—
Value of acceleration of equity incentives	10,447,360	—	—	—	—
Continuation of benefits	16,975	—	—	—	—
Total	$12,548,463	$—	$—	$—	$—
Termination Upon Death or Disability
Lump sum bonus payment	$684,128	$—	$—	$—	$—
Value of acceleration of equity incentives	5,155,520	—	—	—	—
Total	$5,839,648	$—	$—	$—	$—
Termination Upon Change in Control
Base salary	$1,400,000	$676,320	$655,635	$633,450	$468,810
Lump sum bonus payment	684,128	—	—	—	—
Value of acceleration of equity incentives	14,117,568	5,833,344	4,161,408	2,520,128	2,905,920
Continuation of benefits	16,975	17,041	16,884	19,533	16,975
Total	$16,218,671	$6,526,705	$4,833,927	$3,173,111	$3,391,705

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2016 on all of our equity compensation plans currently in effect.

	(a)	(b)	(c)
Plan name	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders
2016 Equity and Incentive Compensation Plan	—	$—	6,919,948	(2)
2008 Equity Incentive Plan	469,075	23.63	—
Equity compensation plans not approved by stockholders
Blackbaud, Inc. 2009 Equity Compensation Plan for Employees from Acquired Companies(3)	—	—	94,339
Kintera, Inc. Amended and Restated 2003 Equity Incentive Plan, as amended(4)	1,846	10.83	—
Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended(5)	1,382	10.58	—
Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended(5)	274	17.39	—
Total options and SARs - all plans	472,577	23.53
Weighted-average remaining term of all options and SARs (in years)	2.6
Total full-value awards - all plans(6)	1,643,987

(1)
At December 31, 2016, 8,610 shares under the 2008 Equity Incentive Plan were unvested and all shares under the Kintera, Inc. Amended and Restated 2003 Equity Incentive Plan, as amended, the Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended and the Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended were vested.

(2)
Under the 2016 Equity and Incentive Compensation Plan, any option or SAR granted reduces the available number of shares on a one-to-one basis and any other types of stock awards granted reduces the available number of shares on a two-to-one basis.

(3)
Our Company adopted this plan so that it could issue registered shares of its common stock to certain of its employees pursuant to employment contracts or other agreements or arrangements entered into in connection with its acquisition of eTapestry.com, Inc., Kintera, Inc. (“Kintera”), and any other company in the future.

(4)	This plan was approved by Kintera stockholders and assumed by our Company upon its acquisition of Kintera in July 2008.

(5)	This plan was approved by Convio stockholders and assumed by our Company upon its acquisition of Convio in May 2012.

(6)	Full-value awards outstanding include RSAs, RSUs and PRSUs.

2017 Proxy Statement	49

AUDIT MATTERS
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to audit our consolidated financial statements for the fiscal year ending December 31, 2017, and recommends that stockholders vote for the ratification of such appointment. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of our Company and our stockholders.
PwC has audited our financial statements annually since 2000. Representatives of PwC are expected to be present at the 2017 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and respond to appropriate questions.

✓
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The voting requirements for this Proposal 4 are described under "Additional Information" on page 52 of this Proxy Statement.
AUDIT COMMITTEE REPORT
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2016, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable standard(s), as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures from PwC regarding its independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with PwC its independence. Based upon these discussions and reviews, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 22, 2017.
Our Audit Committee is currently composed of the following four directors, all of whom are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act: Chair George H. Ellis; David G. Golden; Andrew M. Leitch; and Peter J. Kight. The Board of Directors has determined that Mr. Ellis and Mr. Leitch are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board, a copy of which is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
PwC has served as our independent registered public accounting firm since 2000 and audited our consolidated financial statements for the years ended December 31, 2000 through December 31, 2016.

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Table of Contents	AUDIT MATTERS

Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table shows the fees for audit and other services provided by PwC for fiscal years 2016 and 2015. All audit and other services provided by PwC described below were provided pursuant to the pre-approval policies of the Audit Committee.

Category	2016	2015
Audit Fees	$1,234,913	$1,123,984
Audit-Related Fees	36,000	48,000
Tax Fees	64,880	103,109
All Other Fees	—	—
Total	1,335,793	1,275,093

Audit Fees
This category consists of fees associated with the annual audit of financial statements and the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q and other regulatory filings.

Audit-Related Fees

This category consists of fees for services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” In 2016, these services were principally associated with assurance and related procedures performed in connection with our planned adoption of recently issued accounting pronouncements. In 2015, these services were principally associated with assurance and related procedures performed in connection with our acquisition of Smart Tuition.

Tax Fees

This category consists of fees for services rendered for tax compliance, tax advice and tax planning. In 2016, we incurred approximately $29,880 for tax compliance and $35,000 for tax advice and tax planning. In 2015, we incurred approximately $51,363 for tax compliance and $51,746 for tax advice and tax planning.

Our Audit Committee has considered whether, and determined that, the provision of the non-audit services rendered to us during 2016 and 2015 was compatible with maintaining the independence of PwC.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
George H. Ellis, Chair
David G. Golden
Andrew M. Leitch
Peter J. Kight

2017 Proxy Statement	51

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF STOCKHOLDERS

1.	Who may vote at the meeting?

The Board set April 17, 2017 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 17, 2017, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 17, 2017, there were 48,037,225 shares of our common stock outstanding and entitled to vote at the meeting.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2017 Annual Meeting of Stockholders.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials.

3.	What is the quorum requirement for the meeting?

A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the 2017 Annual Meeting of Stockholders in order to hold the meeting and conduct business. This is called a quorum.

Your shares will be counted as present at the meeting if you:

•	Are present in person at the meeting; or

•	Have voted by Internet, telephone, or properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

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4.	What proposals will be voted on at the meeting and what are the voting standards?

The four proposals to be voted on at the 2017 Annual Meeting of Stockholders are as follows:

Proposal		Board's Voting Recommendation	Voting Standard(1)	Treatment of Abstentions	Treatment of Broker Non-votes
No. 1	Election of three Class A directors, each for a three-year term expiring in 2020.	FOR (each nominee)	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 2	Advisory vote to approve the 2016 compensation of our named executive officers.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 3	Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers	1 YEAR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 4	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect

(1)
Votes cast in person or by proxy at the meeting will be considered present. All stockholders of record of Blackbaud common stock as of the close of business on April 17, 2017, are entitled to vote at the meeting and any adjournments or postponements thereof.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card as proxy will vote the shares they represent using their best judgment.

5.	How may I vote my shares in person at the meeting?

If you are a stockholder of record, you have the right to vote in person at the 2017 Annual Meeting of Stockholders. You will need to present a form of personal photo identification in order to be admitted to the meeting. If you are a beneficial owner of shares held in street name, you are also invited to attend the meeting. Because a beneficial owner is not a stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain a legal proxy from your broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

6.	How can I vote my shares without attending the meeting?

If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on June 12, 2017. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

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ADDITIONAL INFORMATION	Table of Contents

7.	How can I change my vote after submitting it?

If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 2000 Daniel Island Drive, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 2000 Daniel Island Drive, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. EDT on June 12, 2017 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be superseded).

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote in person at the meeting if you obtain a legal proxy from them.

8.	Where can I find the voting results of the meeting?

We will announce the preliminary voting results at the 2017 Annual Meeting of Stockholders. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

9.	For how long can I access the proxy materials on the Internet?

The Notice of Annual Meeting, Proxy Statement, 2016 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are also available, free of charge, in PDF and HTML format at http://proxy.blackbaud.com and will remain posted on this website at least until the conclusion of the meeting.

10.	How are proxies solicited and what is the cost?
We bear the expense of soliciting proxies. Our directors, executive officers or employees may also solicit proxies personally or by telephone, e-mail, facsimile or other means of communication. We do not intend to pay additional compensation for doing so. We might reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.
STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our Bylaws, a copy of which was attached as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on March 22, 2011. No stockholder proposals were received for consideration at our 2017 Annual Meeting of Stockholders.
Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2018 Annual Meeting of Stockholders, it must be delivered to our Corporate Secretary at our principal executive offices by December 26, 2017; provided, however, that if the date of the 2018 annual meeting is more than 30 days before or after June 13, 2018, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2018 annual meeting or (2) the 10th day following the first public announcement of the date of the 2018 annual meeting.

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Table of Contents	ADDITIONAL INFORMATION

Under our Bylaws, in order for a stockholder to bring any business before a stockholder meeting including, but not limited to, the nomination of persons for election as directors, whether by inclusion of such business in our proxy materials or otherwise, the stockholder must provide us written notice not more than 75 days and not less than 45 days before the meeting in writing by registered mail, return receipt requested. Any such notice must set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) the name, age, business address, residence address and ownership of our stock, including date of acquisition and investment intent, of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) for business other than the nomination of persons for election of directors, a description of such business, the reasons for conducting the business at the meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendments; (c) any material interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, therefrom; (d) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (e) as to the stockholder giving notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (f) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.
Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice prior to March 12, 2018.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon written or oral request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Secretary either by calling 1-800-443-9441 or by mailing a request to 2000 Daniel Island Drive, Charleston, South Carolina 29492. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 22, 2017, is accessible free of charge on our website at http://proxy.blackbaud.com. It contains audited financial statements covering our fiscal years ended December 31, 2016, 2015 and 2014. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-866-900-BLKB or sending an e-mail to investor.relations@blackbaud.com. Please include your contact information with the request.
OTHER MATTERS
The Board knows of no other matters to be submitted at the 2017 Annual Meeting of Stockholders. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
THE BOARD OF DIRECTORS
April 25, 2017

2017 Proxy Statement	55

ADDITIONAL INFORMATION	Table of Contents

DIRECTIONS TO THE 2017 ANNUAL MEETING OF STOCKHOLDERS
Blackbaud Corporate Headquarters
2000 Daniel Island Drive, Charleston, South Carolina 29492
From the Airport
Follow the signs out of the airport to I-526 East. Follow I-526 East to Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From Downtown Charleston
Go north on Meeting Street toward I-26. Follow road under overpass and bear left onto I-26 West. Take I-26 West to I-526 East. Continue on I-526 East and take Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From South of Charleston
Take Highway 17 North to Charleston. When entering Charleston city limits, watch for sign: North Charleston 526E Right Lane. Stay in the right lane and continue on I-526 East. Follow I-526 East and take Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From North of Charleston
Take Highway 17 South to Charleston. Turn right onto I-526 West. Take Exit 24 (Daniel Island). Continue on Seven Farms Drive and at the third traffic light, turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From West of Charleston
Take I-26 East to Charleston. Exit onto I-526 East. Continue on I-526 East to Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.

56	2017 Proxy Statement

APPENDICES
APPENDIX A—RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
Some operating results in this proxy statement are presented on a non-GAAP basis. We use non-GAAP revenue, non-GAAP income from operations and non-GAAP operating margin internally in analyzing our operational performance. While we believe these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
We have acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, we recorded write-downs of deferred revenue under arrangements predating the acquisition to fair value, which resulted in lower recognized revenue than the contributed purchase price until the related obligations to provide services under such arrangements are fulfilled. Therefore, our GAAP revenues after the acquisitions will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described below reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which we believe provides a more accurate representation of a revenue run-rate in a given period and, therefore, will provide more meaningful comparative results in future periods.
The non-GAAP financial measures discussed below exclude the impact of certain transactions because we believe they are not directly related to our operating performance in any particular period, but are for our long-term benefit over multiple periods. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business.

	Years ended December 31,
(dollars in millions)	2016	2015
GAAP Revenue	$730.8	$637.9
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	3.6	9.4
Non-GAAP revenue	$734.5	$647.3

GAAP income from operations	$61.8	$46.7
GAAP operating margin	8.5%	7.3%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	3.6	9.4
Add: Stock-based compensation expense	32.6	25.2
Add: Amortization of intangibles from business combinations	42.4	32.2
Add: Employee severance	2.0	3.2
Add: Impairment of capitalized software development costs	—	0.2
Add: Acquisition-related integration costs	1.4	1.1
Add: Acquisition-related expenses	0.3	3.9
Subtotal(1)	82.4	75.2
Non-GAAP income from operations(1)	$144.2	$122.0
Non-GAAP operating margin	19.6%	18.8%

(1)	The individual amounts for each year may not sum to subtotal and non-GAAP income from operations due to rounding.

2017 Proxy Statement	57

APPENDICES	Table of Contents

Non-GAAP organic revenue growth

In addition, we discuss non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis. We use these measures internally in analyzing our operational performance because we believe they provide useful information for evaluating the periodic growth of our business on a consistent basis. Non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, non-GAAP organic revenue growth excludes prior period revenue associated with divested businesses in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. We believe this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Calculations of non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis for the full year of 2016, as well as reconciliations of those non-GAAP measures to their most directly comparable GAAP measures, are as follows:

	Years ended December 31,
(dollars in millions)	2016	Change	2015
GAAP revenue	$730.8	14.6%	$637.9
Add: Non-GAAP acquisition-related revenue (1)	3.6		35.5
Less: Revenue from divested businesses (2)	—		(0.6)
Total Non-GAAP adjustments	3.6		34.9
Non-GAAP revenue (3)	$734.5	9.2%	$672.8
Foreign currency impact on Non-GAAP revenue (4)	4.2		—
Non-GAAP revenue on constant currency basis (4)	$738.6	9.8%	$672.8

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the prior fiscal year, non-GAAP organic revenue growth excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

Table of Contents	APPENDICES

APPENDIX B—FORM OF PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and
Annual Report on Form 10-K are available at www.proxyvote.com

BLACKBAUD, INC.
Proxy for Annual Meeting of Stockholders
June 13, 2017, 4:00 p.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Blackbaud, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2017. The undersigned stockholder hereby also appoints Jon W. Olson and Anthony W. Boor, and each of them, with full power of substitution and power to act alone, as proxies to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blackbaud, Inc. that the stockholder would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Blackbaud, Inc., to be held on June 13, 2017 at 4:00 p.m., Eastern Time, at 2000 Daniel Island Drive, Charleston, South Carolina 29492, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side

APPENDICES	Table of Contents

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BLACKBAUD, INC. 2000 DANIEL ISLAND DRIVE CHARLESTON, SC 29492 ATTN: JON W. OLSON

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Table of Contents	APPENDICES

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BLACKBAUD, INC.

The Board of Directors recommends you vote FOR the following nominees and Proposals 2 and 4, and for 1 YEAR on Proposal 3.

1.	ELECTION OF CLASS A DIRECTORS

	Nominees:			For	Against	Abstain

	1a.	Timothy Chou		☐	☐	☐

	1b.	Peter J. Kight		☐	☐	☐

	1c.	Joyce M. Nelson		☐	☐	☐

				For	Against	Abstain

2.	ADVISORY VOTE TO APPROVE THE 2016 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.			☐	☐	☐
			1 Year	2 Years	3 Years	Abstain

3.	ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.		☐	☐	☐	☐
				For	Against	Abstain

4.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.			☐	☐	☐

NOTE: In their discretion, appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1, Proposals 2 and 4, and for 1 YEAR on Proposal 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date